CREDIT AGREEMENT

(REVOLVING LOAN)

BY AND BETWEEN

LASALLE BANK NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT AND AS A SYNDICATION PARTY,

AND

CHAMPPS OPERATING CORPORATION,
AS BORROWER

DATED AS OF MARCH 16, 2004

CREDIT AGREEMENT

           THIS AGREEMENT (“Credit Agreement”) is entered into as of the 16th day of March, 2004, by and between LASALLE BANK NATIONAL ASSOCIATION (“LaSalle”) for its own benefit as a Syndication Party and as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity “Administrative Agent”), the other Syndication Parties identified on Schedule 1 hereto, and CHAMPPS OPERATING CORPORATION, a Minnesota corporation, whose address is 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124- 6791 (“Borrower”).

ARTICLE 1.     DEFINED TERMS

        As  used in this Credit Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

        1.1  Administrative Agent’s Office: means that address set forth for the Administrative Agent in Section 14.4 as it may change from time to time by notice to all parties to this Credit Agreement.

        1.2  Advance Date: means any day (which shall be a Banking Day) on which a 3-Year Advance is made.

        1.3   Affected Loans: shall have the meaning set forth in Subsection 4.2.3 hereof.

        1.4   Affiliate: with respect to Borrower means (a) a Subsidiary, or (b) any Person which, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding stock of Borrower, or (ii) has the power under ordinary circumstances to elect at least a majority of the directors of Borrower.

        1.5   Aggregate LC Commitment: shall be $5,000,000.00.

        1.6   Aggregate 3-Year Commitment: shall be $25,000,000.00, subject to increase as provided in Section 2.7 hereof and to reduction as provided in Section 2.8 hereof.

        1.7   Applicable Lending Office: means, for each Syndication Party, the lending office of such Syndication Party designated as such on its signature page hereof or in the applicable Syndication Acquisition Agreement or such other office of such Syndication Party as such Syndication Party may from time to time specify to the Administrative Agent and Borrower as the office by which its 3-Year Advances are to be made and maintained.

        1.8   Bank Debt: means all amounts owing under the Notes, Funding Losses and all fees, interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.

        1.9   Banking Day: means any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the States of Colorado or Illinois, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a LIBO Rate Period for, a LIBO Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or LIBO Rate Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

        1.10   Base Rate: means at any time the rate of interest most recently announced by the Administrative Agent at its principal office as its “Prime Rate”, with the understanding that the Prime Rate is one of the Administrative Agent’s base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. The Base Rate is not necessarily the lowest rate at which the Administrative Agent and/or the Syndication Parties may loan funds from time to time.

        1.11     Base Rate Margin: means the Base Rate Margin determined from time to time as provided in Section 4.6 hereof.

        1.12     Borrower’s Account: shall mean Borrower’s account #5800691221 at LaSalle (ABA #071000505).

        1.13     Borrower Benefit Plan: means (a) any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (including any “multi-employer plan” as defined in Section 3(37) of ERISA); (b) any “multiple employer plan” within the meaning of Section 413 of the Code; (c) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (d) a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code; (e) a “welfare benefit fund” within the meaning of Section 419 of the Code; or (f) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees, which is maintained by the Borrower or in which Borrower participates or to which Borrower is obligated to contribute.

        1.14     Borrower Pension Plan: means each Borrower Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code, other than a Multi-employer Plan.

        1.15     Capital Expenditures: means capital expenditures as determined in accordance with GAAP.

        1.16     Capital Leases: means any lease of property (whether real, personal or mixed) by a Person which has been or should be, in accordance with GAAP, reflected on the balance sheet of such Person as a capital lease.

        1.17     Closing Date: means that date, which must occur on or before March 31, 2004, on which the Administrative Agent, the Syndication Parties, and Borrower have executed all Loan Documents to which they are parties and on which the conditions set forth in Section 8.1 of this Credit Agreement have been met.

        1.18     Code: means the Internal Revenue Code of 1986, as amended.

        1.19     Committed 3-Year Advances: means the principal amount of all 3-Year Advances which any Syndication Party is obligated to make as a result of such Syndication Party having received a 3-Year Funding Notice pursuant to Section 2.3 hereof, but which has not been funded.

        1.20     Commitment Fee : means the Commitment Fee, set forth as basis points, determined from time to time as provided in Section 4.6 hereof.

        1.21     Compliance Certificate: means a certificate of the chief financial officer or corporate treasurer of Borrower acceptable to the Administrative Agent and in the form attached hereto as Exhibit 1.21.

        1.22     Consolidated Entities: means the Borrower and the Guarantor.

        1.23     Control Agreement: means a control agreement, in form and substance satisfactory to the Administrative Agent, executed and delivered by Borrower, the Administrative Agent, and the applicable securities intermediary with respect to a Securities Account (as defined in the Colorado Uniform Commercial Code) or bank with respect to a deposit account.

        1.24     Default Interest Rate: a rate of interest equal to 200 basis points in excess of the Base Rate plus the Pricing Tier level I Base Rate Margin.

        1.25     EBITDA: means for any period, Consolidated Entities’ net income for such period, plus (a) without duplication, the sum of (i) Interest Expense, (ii) federal and state income taxes, (iii) depreciation and amortization expenses, (iv) start-up costs associated with the opening of new restaurants, as permitted under Section 10.13 hereof, and (v) one time pre-payment fees associated with payment in full of all Indebtedness of Borrower that is pre-paid at the Closing Date with proceeds from the 3- Year Loan; minus (b) without duplication, extraordinary gains, in each case as charged against (or added to, as the case may be) revenues to arrive at net income for such period, all as determined in accordance with GAAP.

        1.26     Environmental Laws: any applicable federal, state, or local law, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about any of its real property interests, including, without 4 limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 (“CERCLA”) and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987 (“RCRA”).

        1.27     ERISA Affiliate: means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term “ERISA Affiliate” shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code.

        1.28     Fiscal Quarter: means each three (3) month period ending on the Sunday closest to the last day of September, December, March and June of each year, and, in each such instance, beginning on the following day.

        1.29     Fiscal Year: means a year ending on the Sunday closest to June 30 of each year and begining on the following day.

        1.30     Funding Share: means the amount of any 3-Year Advance which any Syndication Party is required to fund, which shall be determined as the amount of such 3-Year Advance multiplied by such Syndication Party’s Individual 3-Year Pro Rata Share, as of the date of, but without giving effect to, such 3-Year Advance.

        1.31     GAAP: means accounting principles generally accepted in the United States of America, that are applicable to the circumstances as of the date of determination, applied consistently.

        1.32     GE Indebtedness: means the Indebtedness of Borrower to General Electric Capital Business Asset Funding Corporation with an outstanding principal balance as of March 1, 2004 in the amount of $2,075,309.00.

        1.33     Good Faith Contest: means the contest of an item if (a) the item is diligently contested in good faith by appropriate proceedings timely instituted, (b) either the item is (i) bonded or (ii) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP, and (c) during the period of such contest, the enforcement of any contested item is effectively stayed.

        1.34     Governmental Authority: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        1.35     Guarantor: means (a) Champps Entertainment, Inc., a corporation formed under the laws of the State of Delaware (“Parent”); (b) Champps Entertainment of Texas, Inc., a corporation formed under laws of Texas; and (c) any Person who becomes a Guarantor pursuant to the provisions of Section 10.7 hereof.

        1.36     Guarantor Security Documents: means the mortgages, deeds of trust, security agreements, financing statements, any Control Agreements, amendments to any of the foregoing, and other documents executed by a Guarantor to secure its obligations under its Guaranty.

        1.37     Hazardous Substances: means dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto (“Environmental Regulations”), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

        1.38     Hedging Agreements: mean any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect Borrower or any Subsidiary of Borrower against fluctuations in interest rates, currency exchange rates or commodity prices.

        1.39     Hedging Obligation: means any liability of Borrower or any Subsidiary of Borrower to LaSalle or an affiliate of LaSalle under any Hedging Agreement entered into between LaSalle and Borrower or such Subsidiary.

        1.40     Indebtedness: means as to any Person: (a) indebtedness or liability of such Person for borrowed money (excluding trade obligations); (b) financial commitments associated with installment purchases of property or services; (c) obligations of such Person as lessee under Capital Leases; (d) obligations of such Person arising under bankers’ or trade acceptance facilities; (e) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor of another Person against loss; (f) all obligations under Hedging Agreements.

        1.41     Individual Outstanding 3-Year Obligations: means, with respect to any Syndication Party, the sum of (a) the aggregate outstanding principal amount of all 3- Year Advances made by such Syndication Party under the 3-Year Facility; plus (b) the amount determined by multiplying (i) such Syndication Party’s Individual 3-Year Pro Rata Share times (ii) the undrawn face amount of all outstanding Letters of Credit (including any Letter of Credit requested but not yet issued unless the Letter of Credit Bank has declined to issue the Letter of Credit); plus (c) all of such Syndication Party’s Committed 3-Year Advances.

        1.42     Individual Sharing Percentage: means with respect to any Syndication Party, a fraction, expressed as a percentage (rounded to 8 decimal points), where the 6 numerator is such Syndication Party’s Individual 3-Year Commitment, and the denominator is the Aggregate 3-Year Commitment.

        1.43     Individual 3-Year Commitment: means with respect to any Syndication Party, the amount shown as its Individual 3-Year Commitment on Schedule 1 hereto, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 13.25 hereof, or an increase or decrease in the Aggregate 3- Year Commitment as provided in Sections 2.7 or 2.8 hereof.

        1.44     Individual 3-Year Pro Rata Share: means with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 8 decimal points), where the numerator is such Syndication Party’s Individual 3-Year Commitment and the denominator is the Aggregate 3-Year Commitment, determined (a) in the case of LIBO Rate Loans, at 12:00 noon (Eastern time) on the Banking Day Borrower delivers a 3- Year Borrowing Notice pursuant to which Borrower requests such LIBO Rate Loan, and (b) in all other cases, 12:00 noon (Eastern time) on the Banking Day Borrower delivers a 3-Year Borrowing Notice or requests a Letter of Credit.

        1.45     Individual 3-Year Lending Capacity: means with respect to any Syndication Party the amount at any time of its Individual 3-Year Commitment less its Individual Outstanding 3-Year Obligations.

        1.46     Intangible Assets: means license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from inventory), deferred tax assets, pre-paid expenses and goodwill (all determined in accordance with GAAP).

        1.47     Interest Expense: means all interest charges during such period and shown as a financial expense on Consolidated Entities’ income statement, including all amortization of debt discount expense and imputed interest with respect to Capital Lease obligations, determined in accordance with GAAP.

        1.48     Investment: means, with respect to any Person, (a) any loan or advance by such Person to any other Person, (b) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (c) any performance or standby letter of credit where (i) that Person has the reimbursement obligation to the issuer, and (ii) the proceeds of such letter of credit are to be used for the benefit of any other Person, (d) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, or (e) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business.

        1.49     Letter of Credit Bank: means LaSalle.

        1.50     LIBO Rate: means (a) the rate quoted by the British Bankers’ Association at 11:00 A.M. London Time on the day which is two (2) Banking Days prior to the first day of each LIBO Rate Period for the offering of U.S. dollar deposits in the London interbank market for the LIBO Rate Period selected by Borrower as published by Bloomberg or another major information vendor listed on the British Banker’s Association’s official website (rounded upward to the nearest thousandth), (b) divided by a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D).

        1.51     LIBOR Margin: means the LIBOR Margin determined from time to time as provided in Section 4.6 hereof.

        1.52     Lien: means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement having substantially the same legal effect as any of the foregoing).

        1.53     Loan Documents: means this Credit Agreement, the 3-Year Notes, and the Security Documents, the Master LC Agreement, any Hedging Agreement between Borrower and LaSalle, each Guaranty, and the Guarantor Security Documents.

        1.54     Loan Origination Fee: means $187,500.00.

        1.55     Lombard Restaurant: means the restaurant operated by Borrower on the real property described on Exhibit 1.55 hereto.

        1.56     Long Term Debt: means all Indebtedness of Consolidated Entities repayable, according to its terms, in more than twelve (12) months.

        1.57     Master LC Agreement: means the Letter of Credit Bank’s standard form of application and reimbursement agreement setting forth the terms and conditions relating to the issuance by the Letter of Credit Bank of Letters of Credit.

        1.58     Material Adverse Effect: means a material adverse effect (a) on the financial condition, results of operation, business or property of Borrower, Guarantor, or any of their Subsidiaries, on a consolidated basis; or (b) on the ability of Borrower to perform its obligations under this Credit Agreement and the other Loan Documents; or (c) on the ability of the Administrative Agent or the Syndication Parties to enforce their rights and remedies against Borrower under the Loan Documents.

        1.59     Material Agreements: means all agreements of Borrower set forth in Exhibit 1.59 hereto.

        1.60     Measurement Period: means the immediately preceding twelve months. 8

        1.61     Multi-employer Plan: means a Plan meeting the definition of a “multiemployer plan” in Section 3(37) of ERISA.

        1.62     Notes: means the 3-Year Notes.

        1.63     Operating Lease: means any lease of property (whether real, personal or mixed) by a Person under which such Person is lessee, other than a Capital Lease.

        1.64     Organization Documents: means in the case of a corporation, its articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its certificate or articles of organization and its operating agreement.

        1.65     Person: means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, cooperative association, institution, or government or governmental agency (whether national, federal, state, provincial, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof), or other entity.

        1.66     Plan: means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate has any liability or obligation to contribute.

        1.67     Potential Default: means any event, other than an event described in Section 12.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default.

        1.68     Prohibited Transaction: means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code.

        1.69     Quarter: means the quarters of the calendar year commencing as of January 1, April 1, July 1 and October 1.

        1.70     Real Property Interests: means Borrower’s interest, whether fee of leasehold, in the parcels of real property described on Exhibit 1.70 hereto.

        1.71     Reportable Event: means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder.

        1.72     Required Lenders: means Syndication Parties whose Individual 3-Year Commitments constitute fifty one percent (51.0%) of the Aggregate 3-Year Commitment, provided however, that so long as a single Syndication Party holds an Individual 3-Year Commitment equal to fifty one percent (51.0%) or more of the Aggregate 3-Year Commitment and there is at least one other Syndication Party, the term Required Lenders means the Syndication Party whose Individual 3-Year Commitment equals or exceeds fifty one percent (51.0%) of the Aggregate 3-Year Commitment and one other Syndication Party.

        1.73     Responsible Person: means (a) the Persons holding one or more of the following offices or positions within Borrower: Chief Executive Officer, Chief Operating Officer, Treasurer; Secretary and Assistant Treasurer; Finance and Accounting Officer; and Assistant Treasurer, Corporate Controller and Assistant Controller; (b) any other officer of Borrower who (i) has duties similar to those described in clause (a) hereof; and (c) and any other officer or employee of Borrower with responsibility for the administration of this Credit Agreement or for the operations of Borrower relevant to the action or failure to act giving rise to the matter in question.

        1.74     Restricted Payments: means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock or other equity interests of Borrower or a Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock, or any option, warrant or other right to acquire any such shares of capital stock, or other equity interest of Borrower.

        1.75     Security Documents: means the mortgages, deeds of trust, security agreements, financing statements, any Control Agreements, amendments to any of the foregoing, and other documents executed by Borrower to secure its obligations hereunder, under the Notes, and under the other Loan Documents.

        1.76     Subordinated Debt means all Indebtedness of Consolidated Entities, the repayment of which is subordinated to repayment of all Bank Debt under terms and conditions reasonably satisfactory to the Administrative Agent.

        1.77     Subsidiary: means with respect to any Person: (a) any corporation in which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding stock thereof, or (ii) has the power under ordinary circumstances to elect at least a majority of the directors thereof, or (b) any partnership, association, joint venture, limited liability company, or other unincorporated organization or entity with respect to which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the equity interest thereof, or (ii) directly or indirectly owns an equity interest in an amount sufficient to control the management thereof. All of Borrower's Subsidiaries owned as of the Closing Date are set forth on Exhibit 1.77 hereto.

        1.78     Syndication Parties: means those entities listed on Schedule 1 hereto as having an Individual 3-Year Commitment, including the Administrative Agent in its role as a Syndication Party hereunder, but not in its role as the Administrative Agent, hereunder, and such Persons as shall from time to time execute a Syndication Acquisition Agreement substantially in the form of Exhibit 13.25 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 13.25 hereof, and to become a Syndication Party hereunder.

        1.79     Tangible Net Worth: means (a) a Person's assets (including, without limitation, cash, accounts receivable, inventory, prepaid expenses related to build-tosuit construction costs (to the extent funded by Consolidated Entities and not by a third party), and property and equipment), determined in accordance with GAAP, (b) less the sum of such Person's (i) Intangible Assets, and (ii) liabilities; (c) plus such Person's Subordinated Debt.

        1.80     3-Year Availability Period: means the period commencing on the Closing Date and expiring on the 3-Year Maturity Date.

        1.81     3-Year Facility: means the facility under which 3-Year Advances are made pursuant to Article 2 hereof and Letters of Credit are issued pursuant to Article 3 hereof.

        1.82     3-Year Loan or Loans: means the loan or loans (including Base Rate Loans and LIBO Rate Loans) represented by 3-Year Advances made under the 3-Year Facility pursuant to this Credit Agreement.

        1.83     3-Year Maturity Date: means March 16, 2007.

        1.84     Total Funded Debt: means all Indebtedness of the Consolidated Entities, including senior and subordinated debt, Capital Lease obligations, and contingent liabilities.

        1.85     Total Senior Debt: means all Total Funded Debt (including without limitation the GE Indebtedness) of the Consolidated Entities, less Subordinated Debt.

        The following terms are defined in portions of this Credit Agreement other than Article 1:

Additional Costs
Administrative Agent
Administrative Agent
Advance Payment
Affected Loans
Annual Operating Plan
Authorized Officer
Authorized Guarantor Officer
Base Rate Loan
Borrower
Cash Collateral Account
CERCLA
Change in Law
Closing Compliance Certificate
Contributing Syndication Parties
Conversion Balance
Conversion Date
Credit Agreement
Section 14.12
Introductory paragraph
Fee Subsection 4.5.4
Section 13.1
Subsection 4.2.3
Subsection 9.2.13
Subsection 8.1.13
Subsection 8.1.14
Subsection 4.1.1
Introductory paragraph
Section 3.3
Section 1.24
Subsection 4.2.2
Subsection 8.1.15
Section 13.3
Section 5.1
Section 5.1
Introductory paragraph

Debt/EBITDA Ratio
Delinquency Interest
Delinquent Amount
Delinquent Syndication Party
ERISA
Environmental Regulations
Event of Default
Event of Syndication Default
Existing Borrower Restaurants
Existing Franchise Restaurants
Existing Refinance Debt
First Conversion Payment Date
Franchise Agreement
Funding Losses
Funding Loss Notice
Guarantor Collateral
Guaranty
Holdout Lender
Indemnified Agency Parties
Intellectual Property
Indemnified Parties
LaSalle
LC Issuance Fee
LC Request
Letter of Credit
Letter of Credit Fee
LIBO Rate Loan
LIBO Rate Period
LIBO Request
Licensing Laws
Non-US Lender
Parent
Payment Account
Payment Distribution
PBGC
Permitted Encumbrances
RCRA
Regulatory Change
Replacement Lender
Replacement Syndication Party
Required Licenses
Successor Agent
Syndication Acquisition Agreement
Syndication Interest
Syndication Party Advance Date
3-Year Advance	Section 4.6
Section 13.3
Section 13.3
Section 13.3
Section 7.10
Section 1.34
Section 12.1
Subsection 13.28
Section 7.24
Section 7.25
Section 2.5
Section 5.1
Section 7.25
Section 5.7
Section 5.7
Section 6.2
Section 6.2
Section 13.26
Section 13.18
Section 7.18
Section 11.1
Introductory paragraph
Subsection 4.5.3
Subsection 3.1.1
Section 3.1
Subsection 4.5.2
Subsection 4.1.2
Subsection 4.1.2
Subsection 4.1.2
Section 7.4
Section 13.29
Section 1.35
Section 13.9
Section 13.9
Section 7.10
Section 10.3
Section 1.24
Section 14.12
Section 13.26
Section 14.15
Section 7.9
Section 13.21
Section 13.25
Section 13.1
Section 13.2
Section 2.1

3-Year Borrowing Notice 3-Year Funding Notice 3-Year Note Title Insurer Title Policy Transfer Unused 3-Year Commitment Fee Wire Instructions	Section 2.2 Section 2.2 Section 2.3 Subsection 8.1.2 Subsection 8.1.2 Section 13.25 Subsection 4.5.1 Section 13.27

ARTICLE 2.     3-YEAR LOAN

        2.1     3-Year Loan. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if an Event of Default or Potential Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Article 13 hereof), each of the Syndication Parties severally agrees to advance funds hereunder (each a "3-Year Advance") to Borrower during the 3-Year Availability Period in an aggregate principal amount outstanding at any time of up to the Aggregate 3-Year Commitment, subject to the following limits:

                   2.1.1     Individual 3-Year Lending Capacity. No Syndication Party shall be required or permitted to make 3-Year Advances which would exceed its Individual 3- Year Lending Capacity as in effect at the time of the Administrative Agent's receipt of the Borrowing Notice requesting such 3-Year Advance.

                   2.1.2     Individual 3-Year Pro Rata Share. No Syndication Party shall be required or permitted to make 3-Year Advances under the 3-Year Loan in excess of an amount equal to its Individual 3-Year Pro Rata Share multiplied by the amount of the requested 3-Year Advance. Each Syndication Party severally agrees to fund its Individual 3-Year Pro Rata Share of each 3-Year Advance.

        2.2     Borrowing Notice. Borrower shall give the Administrative Agent telephonic notice of each request for a 3-Year Advance by calling the Administrative Agent's Customer Service department (at the phone number provided by the Administrative Agent) and using Borrower's personal identification number (as provided by the Administrative Agent) that is subsequently confirmed by written notice by facsimile (effective upon receipt), in each case on or before 12:00 noon (Eastern Time) (a) at least one (1) Banking Day prior to the proposed date of making such 3- Year Advance with respect to a Base Rate Loan; or (b) at least three (3) Banking Days prior to the proposed date of making such 3-Year Advance with respect to a LIBO Rate Loan. Each such written request for a 3-Year Advance must be in substantially the form of Exhibit 2.2 hereto ("3-Year Borrowing Notice") and must specify (w) the amount of such 3-Year Advance (which must be a minimum of $500,000.00 and in incremental multiples of $500,000.00); (x) the proposed date of making such 3-Year Advance, (y) whether Borrower requests that the 3-Year Advance will bear interest at (i) the Base Rate, or (ii) the LIBO Rate; and (z) in the case of a LIBO Rate Loan, the initial LIBO Rate Period applicable thereto. Each notice by telephone must provide to the Administrative Agent all of the information required to be provided in a 3-Year Borrowing Notice. Borrower acknowledges that the Administrative Agent is permitting telephonic requests for 3-Year Advances at Borrower's request and the Administrative Agent shall have no liability in acting upon a telephonic request that it reasonably believes has been made by a properly authorized Person. The Administrative Agent shall, on or before 1:00 P.M. (Eastern Time) of the same Banking Day, notify each Syndication Party ("3-Year Funding Notice") of its receipt of each such 3-Year Borrowing Notice and the amount of such Syndication Party's Funding Share thereunder. Not later than 2:00 P.M. (Eastern Time) on the date of a 3-Year Advance, each Syndication Party will make available to the Administrative Agent at the Administrative Agent's Office, in immediately available funds, such Syndication Party's Funding Share of such 3-Year Advance. After the Administrative Agent's receipt of such funds, but not later than 3:00 P.M. (Eastern Time), and upon fulfillment of the applicable conditions set forth in Article 8 hereof, the Administrative Agent will make such 3-Year Advance available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower's Account.

        2.3     Promissory Notes. Borrower's obligations to each Syndication Party under the 3-Year Loan, including Borrower's payment obligations with respect to all 3- Year Advances made by each Syndication Party shall be evidenced by, and repaid with interest in accordance with, a promissory note of Borrower, in substantially the form of Exhibit 2.3 hereto, duly completed, in the stated maximum principal amount equal to such Syndication Party's Individual 3-Year Commitment, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the 3-Year Maturity Date (each a "3-Year Note" and collectively, the "3-Year Notes").

        2.4     Syndication Party Records. Each Syndication Party shall record on its books and records the amount of each 3-Year Advance, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Syndication Party's record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the 3-Year Advances made by the Syndication Parties.

        2.5     Use of Proceeds. The proceeds of the 3-Year Loan will be used by Borrower (a) to repay, in full, the outstanding balance of the Indebtedness described on Exhibit 2.5 hereto ("Existing Refinance Debt"); (b) to fund operating costs and for other working capital purposes; (c) to fund draws on the Letters of Credit; and (d) to fund acquisitions permitted under Section 10.7 hereof. Borrower agrees not to request or use such proceeds for any other purpose. Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock.

        2.6     Syndication Party Funding Failure. The failure of any Syndication Party to make its Funding Share of any requested 3-Year Advance under the 3-Year Loan on the date specified for such 3-Year Advance shall not relieve any other Syndication Party of its obligation to make its Funding Share of any such 3-Year Advance on such date. No Syndication Party shall be responsible for the failure of any other Syndication Party to make any 3-Year Advance to be made by such other Syndication Party.

        2.7     Increase of Aggregate 3-Year Commitment. In the event that LaSalle, acting upon the written request of Borrower to increase the amount of the Aggregate 3- Year Commitment, is able to sell a Syndication Interest hereunder to one or more Syndication Parties in an aggregate amount of no less than $5,000,000.00, then, at the time such sale is consummated, and so long as there is no Potential Default or Event of Default which has not been waived in writing by the Administrative Agent (pursuant to the provisions of Article 13 hereof), and upon Borrower's execution of a new Note or Notes, as applicable, to reflect such increase, the Aggregate 3-Year Commitment shall automatically increase to $30,000,000.00 for all purposes of this Credit Agreement and Borrower shall pay an additional origination fee in the amount of $37,500.00 at the time of such increase as required by Subsection 4.5.5 hereof.

        2.8     Reduction of Aggregate 3-Year Commitment.

                   2.8.1    Voluntary Reduction. Borrower may, by written facsimile notice to the Administrative Agent on or before 11:00 A.M. (Eastern Time) on any Banking Day, irrevocably reduce the Aggregate 3-Year Commitment; provided that (a) such reduction must be in multiples of $500,000.00, and (b) Borrower must simultaneously make any principal payment necessary (along with any applicable Funding Losses on account of such principal payment) so that (i) the aggregate amount of the Individual Outstanding 3-Year Obligations of all Syndication Parties does not exceed the reduced Aggregate 3- Year Commitment on the date of such reduction, and (ii) the Individual Outstanding 3- Year Obligations owing to any Syndication Party do not exceed the Individual 3-Year Commitment of that Syndication Party (after reduction thereof in accordance with the following sentence). In the event the Aggregate 3-Year Commitment is reduced as provided in the preceding sentence, then the Individual 3-Year Commitment of each Syndication Party shall be reduced in the same proportion as the Individual 3-Year Commitment of such Syndication Party bears to the Aggregate 3-Year Commitment before such reduction.

                   2.8.2    Automatic Reduction. For the period in which any GE Indebtedness is outstanding, the Aggregate 3-Year Commitment shall be automatically reduced by the outstanding balance (including without limitation accrued and unpaid interest) of the GE Indebtedness, as it may change from time to time.

ARTICLE 3.    LETTER OF CREDIT FACILITY

        3.1     Letters of Credit. On the terms and conditions set forth in this Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if an Event of Default or Potential Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Article 13 hereof), Borrower may request the issuance of one or more standby or commercial letters of credit (each a

"Letter of Credit") by the Letter of Credit Bank pursuant to the conditions and limitations set forth below.

                   3.1.1    Request for Letter of Credit. Each Letter of Credit shall be requested by Borrower in accordance with the terms and conditions of the Master LC Agreement, and Borrower shall comply with all terms and conditions of the Master LC Agreement relating to the issuance by the Letter of Credit Bank of each such requested Letter of Credit. Any such Letter of Credit shall be issued under the 3-Year Facility. In no event may the expiry date of any Letter of Credit be later than twenty (20) days prior to the 3-Year Maturity Date. Borrower may not request issuance of a Letter of Credit for other than a purpose for which a 3-Year Advance could be requested under clauses (b), (c), and (d) of Section 2.5 hereof.

                   3.1.2    Notification of the Administrative Agent. Borrower shall, no later than 3:00 P.M. (Eastern Time) on the date of issuance, notify the Administrative Agent by facsimile of the face amount, beneficiary, and expiry date, with respect to each Letter of Credit issued. The Letter of Credit Bank shall also, no later than 3:00 P.M. (Eastern Time) on the date of issuance, notify the Administrative Agent by facsimile of the face amount, beneficiary, and expiry date with respect to each Letter of Credit issued by such Letter of Credit Bank.

        3.2     Issuance of Letters of Credit. Subject to the latest expiry date allowable under Subsection 3.1.1 hereof, the Letter of Credit Bank shall issue requested Letters of Credit to Borrower pursuant to the terms of the Master LC Agreement subject to the following:

                   3.2.1     Available Amount. The face amount of the requested Letter of Credit may not exceed the lesser of (a) an amount which, when added to the aggregate Individual Outstanding 3-Year Obligations of all Syndication Parties, would exceed the Aggregate 3-Year Commitment, or (b) an amount which, when added to the undrawn face amount of all Letters of Credit then outstanding (including any Letter of Credit requested but not yet issued unless the Letter of Credit Bank has declined to issue the Letter of Credit), would exceed the Aggregate LC Commitment.

                   3.2.2    Fees. Any LC Issuance Fee paid by Borrower pursuant to the terms of the Master LC Agreement shall be for the account of the Letter of Credit Bank only.

                   3.2.3     Treatment of Draws. Each draw under a Letter of Credit shall be funded by each of the Syndication Parties as a 3-Year Advance in accordance with their respective Individual 3-Year Pro Rata Share as of the date of such 3-Year Advance (or as provided otherwise in Section 3.3 hereof).

        3.3     Cash Collateral Account. Upon the occurrence of an Event of Default, Borrower shall immediately (a) establish an account, if one has not previously been established, with the Administrative Agent, or with such other financial institution as shall be approved by the Required Lenders ("Cash Collateral Account"); (b) deposit by wire transfer funds into such Cash Collateral Account in an amount equal to the undrawn face amount of all Letters of Credit then outstanding; and (c) take such action, including the execution and delivery (and, where requested, obtaining the execution thereof by third parties) of security agreements, Control Agreements, financing statements, and/or such other documents as the Administrative Agent may require, in order to grant to the Administrative Agent, on behalf of the Syndication Parties, a first lien security interest on such Cash Collateral Account and the funds on deposit therein. In the event that Borrower fails or refuses to establish and fund the Cash Collateral Account as required above, the Syndication Parties may, at their discretion, establish such an account in the name of the Administrative Agent and fund such account by a 3- Year Advance. Notwithstanding any other provision contained in this Credit Agreement or any of the other Loan Documents, draws made against any Letter of Credit on or after the date of funding of the Cash Collateral Account shall, so long as there will remain on deposit in the Cash Collateral Account funds equal to the undrawn face amount of all Letters of Credit which remain outstanding, be funded out of the funds on deposit in the Cash Collateral Account rather than out of 3-Year Advances. Upon receiving proof satisfactory to the Administrative Agent of the termination, reduction in amount, or expiration of any Letter of Credit with respect to which an amount has been deposited into the Cash Collateral Account, so long as no Event of Default or Potential Default has occurred (or if an Event of Default or Potential Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Article 13 hereof), and so long as there remains on deposit in the Cash Collateral Account funds equal to the undrawn face amount of all Letters of Credit which then remain outstanding, the Administrative Agent shall within a reasonable time after receiving a written request therefor from Borrower, make available to Borrower an amount equal to the undrawn face amount of such terminated or expired Letter of Credit or the amount by which the undrawn face amount of such Letter of Credit has been reduced, as applicable.

        3.4     Conflict. To the extent that the provisions of this Article 3 conflict with the provisions of the Master LC Agreement, the terms and conditions of this Article 3 shall control.

ARTICLE 4.     INTEREST AND FEES

        4.1     Interest. Interest on 3-Year Advances under the 3-Year Loan shall be calculated as follows:

                   4.1.1    Base Rate Option. Unless Borrower requests and receives a LIBO Rate Loan pursuant to Subsection 4.1.2 hereof, the outstanding principal balance under the 3-Year Notes shall bear interest at the Base Rate plus the Base Rate Margin (each a "Base Rate Loan").

                   4.1.2    LIBO Rate Option. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower, including a request contained in a Borrowing Notice, all or any part of the outstanding principal balance under the 3-Year Notes may bear interest at the LIBO Rate plus the LIBOR Margin (each a "LIBO Rate Loan"); provided that Borrower may have no more than ten (10)

LIBO Rate Loans outstanding at any time. To effect this option, the Borrowing Notice must specify (a) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $500,000.00 and in incremental multiples of $500,000.00, and (b) the period selected by Borrower during which the LIBO Rate is to be applied ("LIBO Rate Period"), which may be any period of one, two, or three months, but must expire no later than the Maturity Date. In addition, from time to time, and so long as no Event of Default has occurred and is continuing, Borrower may convert any Base Rate Loan to a LIBO Rate Loan, or continue a LIBO Rate Loan, by making a written request therefore ("LIBO Request") to the Administrative Agent by facsimile, specifying (x) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $500,000.00 and in incremental multiples of $500,000.00; and (y) the LIBO Rate Period selected by Borrower during which the LIBO Rate is to be applied; provided that such request must be received by the Administrative Agent on or before 12:00 noon (Eastern Time) at least three (3) Banking Days prior to the date of making such conversion. The Administrative Agent shall incur no liability in acting upon a request which it believed in good faith had been made by a properly authorized representative of Borrower. Following the expiration of the LIBO Rate Period for any LIBO Rate Loan, interest shall automatically accrue at the Base Rate, unless Borrower requests and receives another LIBO Rate Loan as provided in this Subsection.

        4.2     Additional Provisions for LIBO Rate Loans.

                   4.2.1    Limitation on LIBO Rate Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBO Rate for any LIBO Rate Period:

        (a)    The Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates in accordance with the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided in this Credit Agreement; or

        (b)    Any Syndication Party determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBO Rate Loans for such LIBO Rate Period is to be determined do not adequately cover the cost to such Syndication Party of making or maintaining such LIBO Rate Loans for such LIBO Rate Period; then the Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of clause (a) above, the Syndication Parties, and in the case of clause (b) above, the Syndication Party that makes the determination, shall be under no obligation to make LIBO Rate Loans, convert Base Rate Loans into LIBO Rate Loans or continue LIBO Rate Loans beyond the existing LIBO Rate Period, and on the last day of each such then current applicable LIBO Rate Period for the outstanding LIBO Rate Loans, either Borrower shall prepay such LIBO Rate Loans or such LIBO Rate Loans shall automatically be converted into a Base Rate Loan in accordance with Section 4.1 hereof.

                   4.2.2     LIBO Rate Loan Unlawful. If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof subsequent to the Closing Date (each, a "Change in Law") shall make it unlawful for any of the Syndication Parties to (a) advance its Funding Share of any LIBO Rate Loan or (b) maintain its share of all or any portion of the LIBO Rate Loans, each such Syndication Party shall promptly, by telephone (in which case it must be promptly followed by a writing) or facsimile, notify the Administrative Agent thereof, and of the reasons therefor and the Administrative Agent shall promptly notify Borrower thereof and shall provide a copy of such written notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Funding Share of any future LIBO Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate Loan), and in the latter event, any such unlawful LIBO Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the LIBO Rate to remain in effect until the expiration of the LIBO Rate Period applicable to any such unlawful LIBO Rate Loan, then such LIBO Rate Loan shall continue in effect until the expiration of such LIBO Rate Period. Upon the occurrence of any of the foregoing events on account of any Change in Law, Borrower shall pay to the Administrative Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs incurred or payable by such Syndication Party as a result thereof and which are attributable to any LIBO Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error.

                   4.2.3    Treatment of Affected Loans. If the obligations of any Syndication Party to make or continue LIBO Rate Loans, or to convert Base Rate Loans into LIBO Rate Loans, are suspended pursuant to Subsection 4.2.1 or 4.2.2 hereof (all LIBO Rate Loans so affected being herein called "Affected Loans"), such Syndication Party's Affected Loans shall, on the last day of each such then current applicable LIBO Rate Period for the Affected Loans (or, in the case of a conversion required by Subsection 4.2.1 or 4.2.2, on such earlier date as such Syndication Party may specify to Borrower), be automatically converted into Base Rate Loans for the account of such Syndication Party. To the extent that such Syndication Party's Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Syndication Party's Affected Loans shall be applied instead to its Base Rate Loans. All 3-Year Advances which would otherwise be made or continued by such Syndication Party as LIBO Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Syndication Party which would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans. All distributions of interest to any such Syndication Party shall reflect the foregoing.

        4.3     Default Interest Rate. All past due payments on the Notes or on any other Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) that are past due by more than five (5) Banking Days shall bear interest at the Default Interest Rate from and after the due date for the payment, or on and after the date of maturity or acceleration, as the case may be.

        4.4     Interest Calculation. Interest on Base Rate Loans and LIBO Rate Loans shall be calculated on the actual number of days that the principal owing thereunder is outstanding with the daily rate calculated on the basis of a year consisting of 360 days.

        4.5     Fees. Borrower shall pay or cause to be paid the following fees:

                   4.5.1    Unused 3-Year Commitment Fee. A fee for each day during the 3- Year Availability Period ("Unused 3-Year Commitment Fee") payable in arrears by the tenth calendar day following the close of each Quarter (and on the 3-Year Maturity Date), determined for each day during such Quarter by (a) multiplying the 3-Year Commitment Fee Factor (expressed as a daily rate on the basis of a year of 360 days) times (b) the difference between the Aggregate 3-Year Commitment and the outstanding principal balance owing under the 3-Year Loans as of the close of the Administrative Agent's business on such day. The Unused 3-Year Commitment Fee shall be payable by Borrower to the Administrative Agent, and the Administrative Agent shall distribute the Unused 3-Year Commitment Fee to the Syndication Parties based on their Individual 3- Year Pro Rata Shares.

                   4.5.2    Letter of Credit Fee. On the Banking Day coinciding with, or immediately preceding the fifth day after the close of each of Borrower's Fiscal Quarters, Borrower shall pay a non-refundable fee in an amount equal to the LIBOR Margin in effect on the first day of such Fiscal Quarter (a) multiplied by the undrawn face amount of each Letter of Credit for each day during such Fiscal Quarter, (b) divided by 360 ("Letter of Credit Fee"). The Letter of Credit Fee shall be payable to the Administrative Agent in arrears, for distribution to each Syndication Party (including the Letter of Credit Bank in its role as a Syndication Party) proportionately according to their respective Individual 3-Year Pro Rata Shares as calculated by the Administrative Agent on the last day of each such period.

                   4.5.3    LC Issuance Fee. At the time of the issuance of each Letter of Credit, Borrower shall pay to the Letter of Credit Bank a fee ("LC Issuance Fee") pursuant to the terms and conditions of the Master LC Agreement.

                   4.5.4    Administrative Agent Fee. Effective upon the date that there shall be two or more Syndication Parties hereunder (including the Administrative Agent is such role), Borrower shall be obligated to pay to the Administrative Agent an annual non-refundable fee ("Administrative Agent Fee") in the amount of $5,000.00, prorated for the first such year based on the number of full months elapsed subsequent to the Closing Date.

                   4.5.5    Origination Fee. A one-time, non-refundable, fee in the amount of the Loan Origination Fee, such fee to be paid by Borrower to the Administrative Agent on the Closing Date, for distribution to the Persons who are Syndication Parties on such date proportionately according to their respective Individual Sharing Percentage on such date. In the event that the Aggregate 3-Year Commitment is increased as provided in Section 2.7 hereof, Borrower shall pay an additional fee in the amount of $37,500.00 at the time of such increase.

        4.6     LIBOR Margin; Base Rate Margin; Commitment Fee . The LIBOR Margin, the Base Rate Margin, and the Commitment Fee shall be determined pursuant to the table below (expressed in basis points) based on the ratio of the Consolidated Entities' Total Funded Debt to EBITDA ("Debt/EBITDA Ratio") as of the immediately preceding Fiscal Quarter end. No later than the time required under Subsection 9.2.2, Borrower shall provide the Administrative Agent with a Compliance Certificate signed by a Responsible Officer of Borrower reporting, and showing in detail the calculation of, the Debt/EBITDA Ratio as of such Fiscal Quarter end (among other items). Subject to any corrections to such Compliance Certificate required by the Administrative Agent based on an audit thereof, the LIBOR Margin, Base Rate Margin, and the Commitment Fee shall be set effective as of the date of the Administrative Agent's receipt of such Compliance Certificate. In the event the Administrative Agent does not receive such Compliance Certificate on or before the deadline therefor pursuant to Subsection 9.2.2, the LIBOR Margin, Base Rate Margin, and the Commitment Fee shall be set effective as of such deadline at Pricing Tier I until five (5) Banking Days after such Compliance Certificate is received. No LIBOR interest rate spread adjustments will be made to any LIBO Rate Loans during the LIBOR Rate Period therefor. The initial LIBOR Margin, Base Rate Margin, and Commitment Fee shall be determined on the basis of the Closing Compliance Certificate which shall be delivered by Borrower at least three (3) Banking Days prior to the initial 3-Year Advance, and any failure to deliver such required Closing Compliance Certificate by Borrower shall result in the application of Pricing Tier I below.

Pricing Tier	Total Funded Debt/EBITDA	LIBOR Margin	Base Rate Margin	Commitment Fee
I	> 2.5:1	+300.0bps	+50.0 bps	50 bps
II	>2.0:1 iU 2.5:1	+250.0bps	+25.0 bps	50 bps
III	iU 2.0:1	+200.0 bps	0.0 bps	37.5 bps

ARTICLE 5.     PAYMENTS; FUNDING LOSSES

        5.1     Principal Payments. Principal owing under the 3-Year Notes and 3-Year Loan shall be payable in full on the 3-Year Maturity Date; provided that if, at any time Borrower's ratio of Total Senior Debt to EBITDA exceeds 1.50 to 1.00 as of the last day of any Fiscal Quarter ("Conversion Date"), (a) the outstanding balance owing under the 3-Year Notes and the 3-Year Loan on the Conversion Date ("Conversion Balance") shall become due and payable in equal quarterly payments determined by dividing the Conversion Balance by twenty (20), with the first such payment due on the date which is thirty (30) days after such Conversion Date and subsequent payments due on each quarterly anniversary of the Conversion Date ("First Conversion Payment Date"), and the last such payment due on the 3-Year Maturity Date, requiring a balloon payment on such date. In addition, for the limited purpose of determining Borrower's ability to request, and the obligation of the Syndication Parties to fund, 3-Year

Advances on and after the Conversion Date, the Aggregate 3-Year Commitment shall be reduced by the amount of the Conversion Balance (in addition to any reduction applicable under Section 2.8). In the event that at any time from and after the Conversion Date the outstanding balance of 3-Year Advances (including Committed 3- Year Advance), excluding the unpaid amount of the Conversion Balance, plus the face amount of all outstanding Letters of Credit exceeds the Aggregate 3-Year Commitment as so reduced or as further reduced pursuant to Section 2.8, Borrower shall make a Mandatory Prepayment in the amount of such excess on the next Banking Day. Voluntary prepayments may be made only as provided in Section 5.5 hereof and Mandatory Prepayments must be made as provided above in this Section and as provided in Section 5.6 hereof.

        5.2     Interest Payments. Interest shall be payable as follows: (a) interest on Base Rate Loans shall be payable monthly in arrears on the first Banking Day of the next month; (b) interest on LIBO Rate Loans shall be payable on the last day of the LIBO Rate Period therefore, but no less frequently than each three month anniversary of the first day of the applicable LIBO Rate Period; and (c) in addition, interest on the 3-Year Loan then accrued and unpaid shall be payable in full on the 3-Year Maturity Date.

        5.3     Application of Principal Payments. Principal payments and prepayments shall be applied first to Base Rate Loans and then to LIBO Rate Loans under the 3-Year Notes, as directed by Borrower in writing, or as determined by the Administrative Agent in the absence of any such direction. However, upon the occurrence and during the continuance of an Event of Default, all principal payments shall be applied as the Administrative Agent in its sole discretion shall determine, to fees, interest or principal indebtedness under the 3-Year Notes, or to any other Bank Debt.

        5.4     Manner of Payment. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Credit Agreement shall be made to the Administrative Agent (a) in immediately available federal funds, to be received no later than 1:00 P.M. (Eastern Time) of the date on which such payment is due (or the following Banking Day if such date is not a Banking Day) by wire transfer through Federal Reserve Bank, Kansas City, in accordance with the Wire Instructions (as they may be changed by the Administrative Agent from time to time by notice).

                   5.4.1    Payments to Be Free and Clear. All sums payable by Borrower under this Credit Agreement and the other Loan Documents shall be paid without setoff or counterclaim and free and clear of, and without any deduction or withholding on account of, any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                   5.4.2    Grossing-up of Payments. If Borrower or any other Person is required by law to make any deduction or withholding on account of any such tax from any sum paid or payable by Borrower to the Administrative Agent or any Syndication Party under any of the Loan Documents:

        (a)    Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it;

        (b)    Borrower shall pay any such tax when such tax is due, such payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Syndication Party, as the case may be) on behalf of and in the name of the Administrative Agent or such Syndication Party;

        (c)    the sum payable by Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Syndication Party, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

        (d)    within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax which it is required by clause (b) above to pay, Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided that no such additional amount shall be required to be paid to any Syndication Party under clause (c) above except to the extent that any change after the date on which such Syndication Party became a Syndication Party in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Syndication Party became a Syndication Party, in respect of payments to such Syndication Party

        5.5     Voluntary Prepayments. Borrower shall have the right to prepay all or any part of the outstanding principal balance under the Notes at any time in integral multiples of $500,000.00 (or the entire outstanding balance, if less) and subject to a $500,000.00 minimum prepayment (or the entire outstanding balance, if less), on any Banking Day; provided that in the event of prepayment of any LIBO Rate Loan, whether voluntary or on account of acceleration (a) Borrower must provide three (3) Banking Days notice to the Administrative Agent prior to making such prepayment, and (b) Borrower must, at the time of making such prepayment, pay all Funding Losses applicable to such prepayment. Principal amounts paid or prepaid under the 3-Year Loan may be reborrowed under the terms and conditions of this Credit Agreement;

except for principal payments made on the Conversion Balance, which may not be reborrowed.

        5.6     Mandatory Prepayments. In the event the sum of (x) the outstanding principal under all 3-Year Loans; plus (y) the undrawn face amount of all outstanding Letters of Credit; plus (z) the amount of all Committed 3-Year Advances, exceeds the Aggregate 3-Year Commitment, Borrower shall, within one (1) Banking Day after receiving notice thereof from the Administrative Agent make a prepayment on the 3- Year Loan in the amount of such excess. Borrower shall also make mandatory prepayments as required under Section 5.1 hereof.

        5.7     Funding Losses. In the event of any payment of any LIBO Rate Loans before the expiration of the applicable LIBO Rate Period, whether voluntary or mandatory, and including on account of acceleration, Borrower must, at the time of making such payment, pay all accrued but unpaid interest and all Funding Losses applicable to such payment. "Funding Losses" shall be determined on an individual Syndication Party basis as the amount which would result in such Syndication Party being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Syndication Party to fund or maintain such LIBO Rate Loan) incurred by such Syndication Party as a result of such payment (regardless of whether the Syndication Party actually funded with such deposits); provided that such amount shall in no event be less than $300.00 with respect to any Syndication Party. In the event of any such payment, each Syndication Party which had funded the LIBO Rate Loan being paid shall, promptly after being notified of such payment, send written notice ("Funding Loss Notice") to the Administrative Agent by facsimile setting forth the amount of attributable Funding Losses and the method of calculating the same. The Administrative Agent shall notify Borrower orally or in writing of the amount of such Funding Losses. A determination by a Syndication Party as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

        5.8     Distribution of Principal and Interest Payments. The Administrative Agent shall distribute payments of principal and interest among the Syndication Parties in accordance with their respective Individual 3-Year Pro Rata Share.

ARTICLE 6.     SECURITY

        6.1     Borrower's Assets. As security for the payment and performance of all obligations of Borrower to the Administrative Agent and to all present and future Syndication Parties, including but not limited to principal and interest under the Notes, Hedging Obligations, Borrower's obligations under the Master LC Agreement, fees, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower has granted to, and shall maintain for, the Administrative Agent, for the benefit of all present and future Syndication Parties, subject to Permitted Encumbrances, a first priority Lien (a) on all of its personal property, including, without limitation, (i) equipment and fixtures, (ii) accounts, (iii) general intangibles,

(iv) inventory, and (v) franchise agreements; and (b) on the Real Property Interests (other than leasehold interests in real property), in each case now owned or hereafter acquired, and all proceeds, products and accessions thereof ("Borrower Collateral"). Borrower shall execute and deliver to the Administrative Agent the Security Documents to evidence and perfect the first priority security interest of the Administrative Agent in the Borrower Collateral, subject to Permitted Encumbrances, including any Security Documents to create and/or perfect a security interest in Intellectual Property in the event Borrower has, or in the future acquires, an interest in any Intellectual Property; provided, however, that Borrower shall not be held liable or otherwise responsible for the failure of any Security Document to perfect a security interest in Intellectual Property. Borrower shall also (x) execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as the Administrative Agent may reasonably request, in form and substance as the Administrative Agent shall specify, to establish, confirm, perfect, maintain the priority of, or provide notice of, the Administrative Agent's Lien on the Borrower Collateral, subject to Permitted Liens, and (y) deliver to the Administrative Agent such consents and estoppel agreements as the Administrative Agent may reasonably request with respect to all franchise agreements, management agreements, and similar agreements or arrangements included within the Borrower Collateral. Borrower shall deliver to the Administrative Agent possession of any instruments and certificated securities included in the Borrower Collateral (duly endorsed to the Administrative Agent's reasonable satisfaction) and any warehouse receipts or similar documents needed to perfect the Administrative Agent's security interest in the Borrower Collateral.

        6.2     Guaranty. The payment and performance of Borrower's obligations under this Credit Agreement and all other Loan Documents to which it is a party shall be guaranteed by each Guarantor, which shall execute a guaranty in form and substance acceptable to the Administrative Agent ("Guaranty"). Each Guaranty shall be secured by a first priority security interest, subject to Permitted Encumbrances, in favor of the Administrative Agent, for the benefit of all present and future Syndication Parties in all of such Guarantor's real property (other than leasehold interests in real property) and personal property ("Guarantor Collateral").

ARTICLE 7.     REPRESENTATIONS AND WARRANTIES

        To induce the Syndication Parties to make 3-Year Advances and to induce the Letter of Credit Bank to issue Letters of Credit, and recognizing that the Syndication Parties, the Letter of Credit Bank, and the Administrative Agent are relying thereon, Borrower represents and warrants as follows:

        7.1     Organization, Good Standing, Etc. Borrower: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect; and (c) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business, and to enter into and perform the Loan Documents to which it is a party.

        7.2     Corporate Authority, Due Authorization. Borrower has taken all corporate action necessary to execute, deliver and perform its obligations under the Loan Documents to which it is a party and to pay off the Existing Refinance Debt.

        7.3     Litigation. Except as described on Exhibit 7.3 hereto, there are no pending legal or governmental actions, proceedings or investigations to which Borrower is a party or to which any property of Borrower is subject that could reasonably be expected to result in a Material Adverse Effect and, to Borrower's knowledge, no such actions or proceedings are overtly threatened or contemplated by any Governmental Authority or any other Person.

        7.4     No Violations. The execution, delivery and performance of its obligations under the Loan Documents will not: (a) violate any provision of Borrower's Organization Documents, or any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or any judgment, order or ruling of any court or governmental agency; (b) violate, require consent under (except such consent as has been obtained), conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any Material Agreement; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained ("Licensing Laws").

        7.5     Binding Agreement. Each of the Loan Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

        7.6     Compliance with Laws. Borrower is in compliance with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance could reasonably be expected to result in a Material Adverse Effect.

        7.7     State of Formation; Name; Principal Place of Business. Borrower is a corporation formed under the laws of the State of Minnesota. Borrower's corporate name was originally "Champps of Minnetonka, Inc.", and was changed on February 14, 1994 to "Champps Entertainment, Inc." and on July 27, 1999 to "Champps Operating Corporation". Borrower's corporate name has not been changed since July 27, 1999. Borrower's place of business, or chief executive office if it has more than one place of business, and the place where the records required by Section 9.1 hereof are kept, is located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

        7.8     Payment of Taxes. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due, and has paid when due all other taxes, assessments or impositions levied or assessed against Borrower or its business or properties, except where subject to a Good Faith Contest or where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect.

        7.9     Licenses and Approvals. Borrower has ownership of, or license to use, or has been issued all franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted as to which the termination or revocation thereof could reasonably be expected to result in a Material Adverse Effect (collectively "Required Licenses"). Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower's knowledge, any overtly threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could reasonably be expected to result in the revocation or termination thereof or otherwise in any impairment of Borrower's rights with respect thereto, which impairment could reasonably be expected to result in Material Adverse Effect. No consent, permission, authorization, order, or license of any governmental authority, is necessary in connection with the execution, delivery, performance, of the Loan Documents to which Borrower is a party except such as have been obtained and are in full force and effect. Each Required License in existence as of the Closing Date is identified on Exhibit 7.9 hereto.

        7.10     Employee Benefit Plans. Exhibit 7.10 sets forth as of the Closing Date a true and complete list of each Borrower Benefit Plan that is maintained by Borrower or any of its Subsidiaries or in which Borrower or any of its Subsidiaries participates or to which Borrower or any of its Subsidiaries is obligated to contribute, in each case as of the Closing Date. Borrower and its Subsidiaries are in compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA") to the extent applicable to them and to the extent that the failure to comply could reasonably be expected to result in a Material Adverse Effect, and have not received any notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC").

        7.11     Equity Investments. As of the Closing Date, Borrower does not own any stock or other voting or equity interest, directly or indirectly, in any Person, except for investments permitted under Section 10.8 hereof.

        7.12     Title to Real and Personal Property. Borrower has good and marketable title to, or valid leasehold interests in, all of its material properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of Borrower referred to in Section 7.13 hereof and including the Real Property Interests, except (a) any properties or assets disposed of in the ordinary course of business, and (b) for defects in title and encumbrances which could not reasonably be expected to result in a Material Adverse Effect; and none of the properties of Borrower are subject to any Lien, except for Permitted Encumbrances. All such property is in good operating condition and repair, ordinary wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where their failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect. All of the leases of Borrower which constitute Material Agreements are in full force and effect.

        7.13     Financial Statements. The consolidated and consolidating balance sheet of Consolidated Entities as of June 30, 2003, and the related consolidated and consolidating statements of net proceeds, cash flows and shareholders' equity for the Fiscal Year then ended, and the accompanying footnotes, together with the unqualified opinion thereon, dated August 15, 2003 of KPMG, LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent and the Syndication Parties, fairly present in all material respects the financial condition of Consolidated Entities as at such dates and the results of the operations of Consolidated Entities for the periods covered by such statements, all in accordance with GAAP consistently applied, subject to the absence of footnotes and normal year-end adjustments. Since September 30, 2003 there has been no material adverse change in the financial condition, results of operations, business or prospects of Consolidated Entities. As of the Closing Date, there are no liabilities of Consolidated Entities, fixed or contingent, which are material but are not reflected in the financial statements of Consolidated Entities referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since December 28, 2003 or which are otherwise expressly permitted by this Credit Agreement.

        7.14     Environmental Compliance. Borrower has obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Effect. Borrower is in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Environmental Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

        7.15     Fiscal Year. Each Fiscal Year of Borrower ends on the Sunday closest to June 30 of each calendar year and begins on the following day.

        7.16     Material Agreements. As of the Closing Date, Borrower is not a party to any agreement, the termination or breach of which could reasonably be expected to result in a Material Adverse Effect other than those agreements set forth in Exhibit 1.57 hereto. Neither Borrower nor, to Borrower's knowledge, any other party to any agreement, the termination or breach of which, based upon Borrower's knowledge as of the date of making any representation with respect thereto, could reasonably be expected to result in a Material Adverse Effect, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default.

        7.17     Regulations U and X. No portion of any 3-Year Advance will be used for the purpose of purchasing, carrying, or making loans to finance the purchase of, any "margin security" or "margin stock" as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        7.18     Intellectual Property. Exhibit 7.18 hereto sets forth a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications for any of the foregoing that are owned by Borrower and are registered with any federal or state governmental authority (collectively, "Intellectual Property") and all licenses thereof, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date or, if registration is not yet complete, the date of the application therefor and the application number and title, if any, and listing any licenses thereof. Borrower is not a licensee under any written license for any patent, trademark, trade name, service mark or copyright other than shrinkwrap licenses for "off-the-shelf" software used by Borrower in the conduct of its business. Borrower owns or licenses all Intellectual Property that it utilizes in its business as presently being conducted except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on Borrower. The Intellectual Property registrations are in full force and effect, and Borrower has taken or caused to be taken all action, necessary to maintain the Intellectual Property registrations in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property registrations being revoked, invalidated, modified, or limited, except where taking such action or failing to take such action could not reasonably be expected to result in a Material Adverse Effect.

        7.19     No Default on Outstanding Judgments or Orders. Borrower has satisfied all judgments and Borrower is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

        7.20     No Default in Other Agreements. Borrower is not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Borrower is not in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

        7.21     Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

        7.22     Labor Matters and Labor Agreements. Except as set forth in Exhibit 7.22 hereto: (a) There are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary the termination, cessation, or breach of which could reasonably be expected to result in a Material Adverse Effect, and a true and correct copy of each such agreement will be furnished to the Administrative Agent upon its written request from time to time; (b) There is no organizing activity involving Borrower pending or, to Borrower's knowledge, threatened by any labor union or group of employees; (c) There are, to Borrower's knowledge, no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition; (d) There are no complaints or charges against Borrower pending or, to Borrower's knowledge overtly threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual; (e) There are no strikes or other labor disputes against Borrower that are pending or, to Borrower's knowledge, threatened; and (f) Hours worked by and payment made to employees of Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act (29 U.S.C.ss. 201 et seq.) or any other applicable law dealing with such matters. The representations made in clauses (b) through (f) of this Section are made with respect to those occurrences described which, considered in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        7.23     Borrower Operated Restaurants: The location of each restaurant operated by Borrower as of the Closing Date ("Existing Borrower Restaurants") is shown on Exhibit 7.23 hereto.

        7.24     Franchised Restaurants: The location and name of the franchisee of each restaurant operated as of the Closing Date by Persons other than Borrower under an agreement pursuant to which Borrower allows such Persons to operate a restaurant using concepts and ideas, and including names and logos, owned and/or developed by Borrower ("Franchise Agreement") with Borrower ("Existing Franchise Restaurants") is shown on Exhibit 7.24 hereto.

        7.25     Solvency. After giving effect to the consummation of the 3-Year Loans to be made under this Credit Agreement as of the date this representation is given, Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of Borrower's business greater than the amount required to pay its Indebtedness, including for this purpose unliquidated, contingent, and disputed claims.

        7.26     Disclosure. The representations and warranties contained in this Article 7 and in the other Loan Documents and in any financial statements provided to the Administrative Agent do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading; and all projections provided to the Administrative Agent were prepared in good faith based on reasonable assumptions.

ARTICLE 8.     CONDITIONS TO ADVANCES

        8.1     Conditions to Closing. The obligation of the Syndication Parties to make the initial 3-Year Advance hereunder and the obligation of the Letter of Credit Bank to issue Letters of Credit is subject to satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent:

                   8.1.1    Loan Documents. The Administrative Agent shall have received duly executed originals of the Loan Documents.

                   8.1.2    Lien Searches; Financing Statements; Title Insurance; Survey. The Administrative Agent shall have received: searches of appropriate filing offices dated no more than thirty (30) days prior to the Closing Date showing that (a) no state or federal tax liens have been filed which remain in effect against Borrower, Guarantor, any of the Borrower Collateral, or any of the Guarantor Collateral; and (b) except with respect to Permitted Encumbrances, no financing statements have been filed by any Person except to perfect the security interests required by this Credit Agreement, which remain in effect against (i) Borrower or any of the Borrower Collateral or Borrower's other assets, or (ii) Guarantor or any of the Guarantor Collateral; (c) all financing statements necessary to perfect the security interests in the Borrower Collateral and the Guarantor Collateral granted to the Administrative Agent under the Loan Documents have been filed or recorded, to the extent such security interests are capable of being perfected by such filing and/or recording, provided that Borrower shall, as soon as reasonably available, provide to the Administrative Agent the following information with respect to all restaurants operated by Borrower or any Guarantor (i) the legal descriptions of the parcel of real property upon which such restaurant is operated, and (ii) the name of a record owner of such parcel of real property (or in lieu thereof, proof that Borrower or Guarantor, as applicable, has an interest of record therein), and provided further that Borrower shall not be in default under this clause (c) of this Section so long as on or before September 15, 2004 either (A) such information is provided with respect to at least seventy five percent (75.0%) of the locations at which Borrower and each Guarantor operate restaurants as of such date, or (B) such information is provided with respect to less than seventy five percent (75.0%), but at least fifty percent (50.0%) of the locations at which Borrower and each Guarantor operate restaurants as of such date and Borrower pays the Administrative Agent a fee in the amount of $5,000.00, or (C) such information is provided with respect to less than fifty percent (50.0%) of the locations at which Borrower and each Guarantor operate restaurants as of such date and Borrower pays the Administrative Agent a fee in the amount of $10,000.00; and (d) all of the Loan Documents required to be recorded or filed to perfect the security interests and liens granted therein in the Borrower Collateral and the Guarantor Collateral shall be so recorded and filed. In addition, in connection with all real property included in the Borrower Collateral or the Guarantor Collateral in which Borrower or Guarantor, as applicable, has a fee interest, Borrower shall have provided the Administrative Agent with: (x) a mortgagees' title insurance policy in Standard ALTA form ("Title Policy") from an insurer acceptable to the Administrative Agent ("Title Insurer") insuring the lien in favor of the Administrative Agent, on behalf of the Syndication Parties, as a first priority lien on each such parcel of real property, subject only to Permitted Encumbrances, and (i) in such amount as the Administrative Agent shall require, (ii) deleting the standard printed exceptions (including exceptions for mechanics liens and exceptions based on lack of adequate survey) and the gap exception, (iii) containing only such exceptions to title as are reasonably acceptable to the Administrative Agent, (iv) providing access coverage, and (v) containing such other endorsements as the Administrative Agent may reasonably require (but in any event including the following endorsements: revolving credit), and (y) surveys, which surveys, the certifications thereon, and all information contained therein, shall be reasonably acceptable to the Administrative Agent, and shall contain a legal description and shall, at a minimum, show the location of all structures, visible utilities, fences, hedges, or walls on the parcel, any conflicting boundary evidence or visible encroachments, and all easements, underground utilities, and tunnels for which properly recorded evidence is available.

                   8.1.3    Approvals. The Administrative Agent shall have received evidence satisfactory to it that all consents and approvals of governmental authorities and third parties which are necessary for, or required as a condition of the validity and enforceability of, the Loan Documents to which it is a party.

                   8.1.4    Good Standing; Organizational Documents - Borrower. The Administrative Agent shall have received: (a) good standing certificate (or equivalent), dated no more than thirty (30) days prior to the Closing Date, for Borrower from the Secretary of State (or equivalent office) of its state of incorporation; and (b) a copy of the Organization Documents of Borrower certified by the Secretary of State (or equivalent office) of its state of incorporation.

                   8.1.5    Good Standing; Organizational Documents - Guarantor. The Administrative Agent shall have received: (a) good standing certificate (or equivalent), dated no more than thirty (30) days prior to the Closing Date, for Guarantor from the Secretary of State (or equivalent office) of its state of incorporation; and (b) a copy of the Organization Documents of Guarantor certified by the Secretary of State (or equivalent office) of its state of incorporation.

                   8.1.6    Evidence of Insurance. Borrower shall have provided the Administrative Agent with insurance certificates and such other evidence, in form and substance satisfactory to the Administrative Agent, of all insurance required to be maintained by it under the Loan Documents.

                   8.1.7    Lombard Restaurant Appraisal. Borrower shall have provided the Administrative Agent with an appraisal of the Lombard Restaurant, in form and substance satisfactory to the Administrative Agent, from an ARA or MAI certified appraiser with a General Certification from the State in which the property being appraised is located.

                   8.1.8    Subordinated Debt. Borrower shall provide to the Administrative Agent copies of all documents relating to any Subordinated Debt and shall execute and deliver (or, as applicable, cause Guarantor to execute and deliver) to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, a subordination agreement with respect to each lender of Subordinated Debt.

                   8.1.9    Appointment of Agent for Service. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that Borrower and Guarantor have each appointed CT Corporation (or other Person reasonably acceptable to the Administrative Agent) to serve as their respective agent for service of process at such agent's Denver, Colorado office, and that CT Corporation (or other acceptable Person) has executed its written acceptance of such appointment.

                   8.1.10    No Material Change. No change shall have occurred in the condition, financial or otherwise, or operations of Borrower or Guarantor since September 30, 2003 which could reasonably be expected to result in a Material Adverse Effect.

                   8.1.11    Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds all fees set forth in Section 4.5 hereof and any other fees owing to the Administrative Agent or the Syndication Parties which are due on the Closing Date.

                   8.1.12    Opinion of Counsel. Borrower and Guarantor shall each have provided a favorable opinion of their respective counsel addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require.

                   8.1.13    Evidence of Corporate Action - Borrower. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent: (a) documents evidencing all corporate action taken by Borrower to authorize (including the specific titles of the persons authorized to so act (each an "Authorized Officer")) the execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by Borrower's corporate Secretary; and (b) a certificate of Borrower's corporate Secretary, dated the Closing Date, certifying the names and true signatures of the Authorized Officers.

                   8.1.14    Evidence of Corporate Action - Guarantor. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent: (a) documents evidencing all corporate action taken by Guarantor to authorize (including the specific titles of the persons authorized to so act (each an "Authorized

Guarantor Officer")) the execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by Guarantor's corporate Secretary; and (b) a certificate of Guarantor's corporate Secretary, dated the Closing Date, certifying the names and true signatures of the Authorized Guarantor Officers.

                   8.1.15    Compliance Certificate. Borrower shall have provided to the Administrative Agent a Compliance Certificate effective as of December 28, 2003 showing compliance with the financial covenants contained in Section 9.12 hereof and otherwise satisfactory to the Administrative Agent ("Closing Compliance Certificate").

                   8.1.16    Further Assurances. Borrower shall have provided and/or executed and delivered to the Administrative Agent such further documents, in form and substance satisfactory to the Administrative Agent, that Borrower is to execute and/or deliver pursuant to the terms of the Loan Documents or as the Administrative Agent may reasonably request.

                   8.1.17    Payoff and Cancellation of Existing Refinance Debt. Proof satisfactory to the Administrative Agent of the payment in full of all amounts owing under the Existing Refinance Debt the release of all liens in connection therewith.

        8.2     Conditions to Advance. The Syndication Parties' obligation to fund each 3-Year Advance, is subject to (a) receipt by the Administrative Agent of a telephonic notice and/or a properly completed written Borrowing Notice, in accordance with the requirements of Section 2.3 hereof, and (b) the satisfaction, in the sole discretion of the Administrative Agent, of each of the following conditions precedent, and each request by Borrower for a 3-Year Advance shall constitute a representation by Borrower, upon which the Administrative Agent and Syndication Parties may rely, that the conditions set forth in this Section have been satisfied and that the amount of the 3-Year Advance does not exceed the limits set forth in Article 2 hereof. In addition, the obligation of the Letter of Credit Bank to issue Letters of Credit, is subject to (x) receipt by the Administrative Agent of a properly completed LC Request, in accordance with the requirements of Section 3.1 hereof, and (y) the satisfaction, in the sole discretion of the Administrative Agent, of each of the following conditions precedent, and each request by Borrower for a Letter of Credit shall constitute a representation by Borrower, upon which the Administrative Agent, the Syndication Parties, and the Letter of Credit Bank may rely, that the conditions set forth in this Section have been satisfied and that the face amount of the Letter of Credit does not exceed the limits set forth in Article 3 hereof.

                   8.2.1    Default. As of the Advance Date or Letter of Credit issuance date, no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the 3-Year Advance requested, or the issuance of the Letter of Credit, as applicable, shall not result in an Event of Default or Potential Default.

                   8.2.2    Representations and Warranties. The representations and warranties of Borrower herein, except those representations and warranties expressly made only as of the Closing Date, shall be true and correct in all material respects on and as of the date on which the 3-Year Advance is to be made, or the Letter of Credit issued, as though made on such date.

ARTICLE 9.     AFFIRMATIVE COVENANTS

        From and after the date of this Credit Agreement and until the Bank Debt is indefeasibly paid in full, all Letters of Credit have expired or been fully drawn, the Letter of Credit Bank has no obligation to issue further Letters of Credit, and the Syndication Parties have no obligation to make any 3-Year Advance, and to induce the Syndication Parties to make 3-Year Advances and to induce the Letter of Credit Bank to issue Letters of Credit, and recognizing that the Syndication Parties, the Letter of Credit Bank, and the Administrative Agent are relying thereon, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Administrative Agent, the Letter of Credit Bank, and the Syndication Parties:

        9.1     Books and Records. Borrower shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

        9.2     Reports and Notices. Borrower shall provide to the Administrative Agent the following reports, information and notices:

                   9.2.1    Annual Financial Statements. As soon as available, but in no event later than one hundred and twenty (120) days after the end of any Fiscal Year of Borrower occurring during the term hereof, one copy of the audit report for such year and the accompanying financial statements for Consolidated Entities on a consolidated and consolidating basis (including all footnotes thereto), including a consolidated and consolidating: (a) balance sheet; (b) statement of net proceeds; (c) statement of shareholders' equity; and (d) statement of cash flows, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified by KPMG, LLP, or other independent public accountants of nationally recognized standing selected by Consolidated Entities and reasonably satisfactory to the Administrative Agent, and to be accompanied by a copy of the management letter of such accountants addressed to the board of directors of each of the Consolidated Entities related to such annual audit, and a copy of all notes and schedules relating to such financial statements. Such annual financial statements required pursuant to this Subsection shall be accompanied by a Compliance Certificate signed by Borrower's Chief Financial Officer, corporate treasurer, or other officer of Borrower acceptable to the Administrative Agent.

                   9.2.2    Quarterly Financial Statements. As soon as available but in no event more than forty-five (45) days after the end of each Fiscal Quarter, the following internally prepared unaudited financial statements prepared in accordance with GAAP consistently applied with respect to Consolidated Entities on a consolidated and consolidating basis: (a) a condensed statement of net income; (b) a condensed balance sheet; (c) if requested by the Administrative Agent, a condensed statement of cash flows; and (d) such other statements as the Administrative Agent may reasonably request. Such financial statements required pursuant to this Subsection with respect to the first, second, and third Fiscal Quarters shall be accompanied by a Compliance Certificate signed by Borrower's Chief Financial Officer, corporate treasurer, or other officer of Borrower acceptable to the Administrative Agent. Notwithstanding the foregoing provisions of this Subsection, in the event, and during the time, that, pursuant to the provisions of Subsection 9.12.3 hereof, the Total Senior Debt to EBITDA ratio is required to be measured monthly, Borrower shall, in addition to the requirements of Subsection 9.2.3 hereof, provide the financial statements described in this Subsection and also the Compliance Certificate signed by a representative of Borrower as provided above, as soon as available but in no event more than thirty (30) days after the end of each month.

                   9.2.3    Monthly Financial Statements. As soon as available but in no event more than thirty (30) days after the end of each month, internally prepared unaudited financial statements in the form of Exhibit 9.2.3 hereto, prepared in accordance with GAAP consistently applied with respect to the operations of each individual restaurant operated by the Consolidated Entities.

                   9.2.4    Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, prompt written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

                   9.2.5    ERISA Reports. As soon as possible and in any event within twenty (20) days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower or any ERISA Affiliate has completely or partially withdrawn from a Multi-employer Plan, or that a Plan which is a Multi-employer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, a certificate of the Chief Financial Officer or corporate treasurer of Borrower setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this Subsection unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower in excess of $2,000,000.00.

                   9.2.6    Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower which, if determined adversely to Borrower, could reasonably be expected to require Borrower to have to pay or deliver assets having a value of $2,000,000.00 or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Effect.

                   9.2.7    Notice of Material Adverse Effect. Promptly after Borrower obtains knowledge thereof, notice of any matter which, alone or when considered together with other matters, has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

                   9.2.8    Notice of Environmental Proceedings. Without limiting the provisions of Subsection 9.2.6 hereof, promptly after Borrower's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

                   9.2.9    Regulatory and Other Notices. Promptly after Borrower's receipt thereof, copies of any notices or other communications received from any Governmental Authority with respect to any matter or proceeding the effect of which could reasonably be expected to result in a Material Adverse Effect.

                   9.2.10    Adverse Action Regarding Required Licenses and Intellectual Property. Promptly after Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower's knowledge, overtly threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses or any of the Intellectual Property, prompt written notice thereof if such revocation, cancellation, suspension, modification, or limit could reasonably be expected to result in a Material Adverse Effect. Borrower shall contest any such action in a Good Faith Contest.

                   9.2.11    Opening and/or Closure of Restaurants. At least thirty (30) days before opening any new restaurant to be operated by Borrower, as permitted by Section 10.13 hereof, or closing any restaurant being operated by Borrower, Borrower shall (a) provide written notification to the Administrative Agent, specifying the location (by street and legal description); and (b) if the notification is in respect of a new restaurant to be opened, the start-up costs associated with the opening of such restaurant which will be taken into account in determining EBITDA for the applicable period.

                   9.2.12    New or Terminated Franchise Restaurants. At least thirty (30) days before (a) executing a Franchise Agreement pursuant to which Borrower grants to a Person other than Borrower a franchise to operate a restaurant, or (b) closing any restaurant being operated by a Person other than Borrower pursuant to a Franchise Agreement, Borrower shall (x) provide written notification to the Administrative Agent, specifying the location (by street and legal description); and (y) the name of the Person who will operate, or who had operated, such restaurant.

                   9.2.13    Annual Projections. Before the end of each Fiscal Year, a written copy of Consolidated Entities' projections showing financial statement forecasts as of the first day of the next Fiscal Year ("Annual Operating Plan"), including a consolidated and consolidating: (a) statement of net proceeds; (b) balance sheet; and (c) statement of cash flows, and assumptions used in preparing the projections. In addition, no later than ninety (90) days after the start of each Fiscal Year, a consolidated and consolidating: (a) statement of net proceeds; (b) balance sheet; (c) and statement of cash flows for a period covering a minimum of one (1) year beyond the period covered by such Annual Operating Plan.

                   9.2.14    Additional Information. With reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of Borrower as the Administrative Agent or any Syndication Party may from time to time reasonably request.

        9.3     Maintenance of Existence and Qualification. Borrower shall maintain its corporate existence in good standing under the laws of its state of organization. Borrower will qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not resulted, and could not reasonably be expected to result, in a Material Adverse Effect.

        9.4     Compliance with Legal Requirements and Agreements. Borrower shall: (a) comply with all laws, rules, regulations and orders applicable to Borrower or its business unless such failure to comply is the subject of a Good Faith Contest; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound; provided, however, that the failure of Borrower to comply with this Section in any instance not directly involving the Administrative Agent or a Syndication Party shall not constitute an Event of Default unless such failure could reasonably be expected to result in a Material Adverse Effect.

        9.5     Compliance with Environmental Laws. Without limiting the provisions of Section 9.4 of this Credit Agreement, Borrower shall comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower to comply with, all Environmental Regulations, the failure to comply with which could reasonably be expected to result in a Material Adverse Effect or unless such failure to comply is the subject of a Good Faith Contest.

        9.6     Taxes. Borrower shall pay or cause to be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, except (a) where the failure to pay such taxes, assessments, or other governmental charges could not reasonably be expected to result in a Material Adverse Effect, or (b) where such taxes, assessments, or other governmental charges are the subject of a Good Faith Contest and Borrower has established adequate reserves therefor in accordance with GAAP.

        9.7      Insurance. Borrower shall (or cause Parent to), except to the extent that it is be self insured upon the prior written approval of the Administrative Agent, keep all of its insurable property insured at all times by reputable insurance carriers, against such risks, in amounts, and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Borrower shall also (or cause Parent to) maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as customarily carried by corporations engaged in comparable businesses and comparably situated. Borrower shall provide to the Administrative Agent on the Closing Date (a) proof that it has adequate reserves to the extent that it is self insured; and/or (b) certificates of insurance evidencing all insurance referred to in this Section. Borrower agrees to pay (or cause Parent to pay) all premiums on such insurance as they become due, and to give the Administrative Agent, at the time it provides the annual financial statements as required under Subsection 9.2.1 hereof, satisfactory written evidence of renewal of all such policies with premiums paid, or proof of the maintenance of adequate reserves to the extent that it is self insured. Borrower agrees that it will not permit any condition to exist which would wholly or partially invalidate any insurance required by this Section if the invalidating of such insurance could reasonably be expected to result in a Material Adverse Effect.

        9.8      Maintenance of Properties. Borrower shall maintain, keep and preserve all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        9.9      Inspection. Borrower shall permit (and shall obtain the permission of Guarantor allowing) the Administrative Agent, who may be accompanied by any Syndication Party, or their agents, upon reasonable notice (except that advance notice shall not be required if the Administrative Agent has reason to believe that a Potential Default or an Event of Default has occurred and is continuing or is about to occur) during normal business hours or at such other times as the parties may agree, to inspect the Borrower Collateral and the Guarantor Collateral and to examine, and make copies of or abstracts from, Borrower's (and Guarantor's, as applicable) properties, books, and records, and to discuss Borrower's (and Guarantor's, as applicable) affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants (and by this provision Borrower authorizes said accountants to discuss with the Administrative Agent or any Syndication Party or their agents the finances and affairs of Borrower). Borrower shall reimburse the Administrative Agent or any Syndication Party for the costs and expenses incurred in connection with one such inspection in each Fiscal Year; provided that Borrower shall be obligated to reimburse the Administrative Agent or any Syndication Party for all costs and expenses incurred in connection with any additional inspections which occur after the occurrence of an Event of Default.

        9.10      Required Licenses; Intellectual Property. Borrower shall duly and lawfully obtain and maintain in full force and effect all Required Licenses and Intellectual Property as appropriate for the business being conducted and properties owned by Borrower at any given time where the failure to do so could reasonably be expected to result in a Material Adverse Effect.

        9.11      ERISA. Borrower shall make or cause to be made all payments or contributions to all Borrower Pension Plans covered by Title IV of ERISA, which are necessary to enable those Borrower Pension Plans to continuously meet all minimum funding standards or requirements.

        9.12      Financial Covenants. Borrower shall maintain the following financial covenants on a consolidated basis with the other Consolidated Entities:

                   9.12.1     Fixed Charge Coverage Ratio. Measured at the end of each Fiscal Quarter, a ratio of (a) EBITDA plus cash rent expense for the Measurement Period minus (i) the sum of Capital Expenditures (except expenditures relating to construction of new restaurants) to a maximum of $4,000,000.00, (ii) cash taxes paid, and (iii) distributions as dividends paid or on account of stock repurchased, in each case for the Measurement Period; (b) divided by the sum of (i) the current maturities of Long-Term Debt, (ii) interest expense paid, and (iii) rent expense, in each case of (ii) and (iii) for the Measurement Period, of not less than 1.25 to 1.00.

                   9.12.2    Total Funded Debt to EBITDA. Measured at the end of each Fiscal Quarter, a ratio of (a) Total Funded Debt, divided by (b) EBITDA for the Measurement Period of not greater than 3.00 to 1.00.

                   9.12.3    Total Senior Debt to EBITDA. Measured at the end of each Fiscal Quarter, a ratio of (a) Total Senior Debt, divided by (b) EBITDA for the Measurement Period of not greater than 2.00 to 1.00; provided that such measurement shall be made at the end of each month commencing at such time as the ratio is greater than 1.50 to 1.00, and continuing until such ratio is equal to or less than 1.50 to 1.00 for a Fiscal Quarter measured as provided above.

                   9.12.4    Minimum Tangible Net Worth. Measured at the end of each Fiscal Quarter, a Tangible Net Worth of not less than the sum of (a) $49,000,000.00; plus following the end of each Fiscal Year, (b) an amount equal to forty percent (40.0%) of net income earned in each full Fiscal Year commencing with the Fiscal Year ending July 3, 2005.

        9.13     Payment of Existing Refinance Debt. Borrower agrees to pay in full all of the Existing Refinance Debt and to obtain, and provide to the Administrative Agent, proof of the release and termination of all Liens securing all such Existing Refinance Debt, in each case no later than thirty (30) days after the Closing Date or such sooner date as is set forth on Exhibit 2.5 hereto with respect to any item of Existing Refinance Debt; provided that to the extent payment of any item of Existing Refinance Debt would require Borrower to pay the holder thereof a prepayment penalty, Borrower shall only be obligated to pay such amounts and at such times as may be paid without incurring a penalty on account of such payment.

ARTICLE 10.     NEGATIVE COVENANTS

        From and after the date of this Credit Agreement until the Bank Debt is indefeasibly paid in full, all Letters of Credit have expired or been fully drawn, the Letter of Credit Bank has no obligation to issue further Letters of Credit, and the Syndication Parties have no obligation to make any 3-Year Advance, and to induce the Syndication Parties to make 3-Year Advances and to induce the Letter of Credit Bank to issue Letters of Credit, and recognizing that the Syndication Parties, the Letter of Credit Bank, and the Administrative Agent are relying thereon, Borrower agrees that it will, and will cause its Subsidiaries to, observe and comply with the following covenants:

        10.1     Borrowing. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, create, incur, assume or permit to exist, directly or indirectly, any Indebtedness, except for: (a) Indebtedness of Borrower arising under this Credit Agreement and the other Loan Documents; (b) the GE Indebtedness; (c) other Indebtedness arising out of Operating Leases in a maximum total value of minimum lease payments due and payable within one year of $25,000,000.00; and (d) other Indebtedness with maturities of not more than one (1) year, including, without limitation, Indebtedness arising under guarantees permitted under Section 10.5 hereof and Indebtedness arising under Capital Leases, in a maximum aggregate amount of principal outstanding at any one time of $750,000.00.

        10.2     No Other Businesses. Borrower shall not engage in any business activity or operations other than operations or activities which are not substantially different from or are related to its present business activities or operations.

        10.3     Liens. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, create, incur, assume, or suffer to exist any mortgage, pledge, lien, charge or other encumbrance (excluding licenses of Intellectual Property entered into in the ordinary course of Borrower's or such Subsidiary's business) on, or any security interest in, any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following Liens ("Permitted Encumbrances"):

        (a)     Liens for taxes, fees or assessments or other charges or levies of any Governmental Authority, that are not delinquent or if delinquent (i) are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred, and (ii) the aggregate amount of liabilities so secured (including interest and penalties) does not exceed $2,000,000.00 at any one time outstanding;

        (b)     Liens imposed by Law, such as mechanic's, worker's, repairman's, miner's, agister's, attorney's, materialmen's, landlord's, warehousemen's and carrier's Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest, up to an aggregate amount of $2,000,000.00;

        (c)     Liens under workers' compensation, unemployment insurance, social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, performance bonds and other similar obligations, all of which are incurred in the ordinary course of Borrower's or such Subsidiary's business and not in connection with the borrowing of money;

        (d)     Any attachment or judgment Lien, the time for appeal or petition for rehearing of which shall not have expired or in respect of which Borrower or such Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been established, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided further that the aggregate amount of liabilities of Borrower and each such Subsidiary so secured (including interest and penalties) shall not be in excess of $2,000,000.00 (exclusive of amounts covered by insurance) at any one time outstanding;

        (e)     Easements, rights-of-way, restrictions, encroachments, covenants, servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or such Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

        (f)     All precautionary filings of financing statements under the Uniform Commercial Code which cover property that is made available to or used by Borrower or such Subsidiary pursuant to the terms of an Operating Lease or Capital Lease permitted under this Credit Agreement;

        (g)     Liens securing its reimbursement obligations under any letter of credit issued in connection with the acquisition of an asset permitted under this Credit Agreement; provided that (i) the lien attaches only to such asset, and (ii) the lien is released upon satisfaction of such reimbursement obligation;

        (h)     Liens relating to GE Indebtedness in existence on the date hereof as set forth in Exhibit 10.3 attached hereto; and

        (i)     Liens created by the Loan Documents.

        10.4     Sale of Assets. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of its now owned or hereafter acquired assets, except: (a) the sale of inventory in the ordinary course of its business; and (b) the sale of obsolete equipment no longer used or useful in the operation of the business.

        10.5     Liabilities of Others. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, assume, guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower's or such Subsidiary's business, (b) indemnification obligations in existence on the Closing Date, including those related to predecessor companies DAKA International, Inc. and Fuddruckers, Inc. and their Subsidiaries, in an amount, without duplication of clause (a), in an aggregate not to exceed $2,500,000.00 at any time.

        10.6     Loans. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, lend or advance money, credit, or property to any Person, except for (a) trade credit extended in the ordinary course of business; and (b) loans or advances to Borrower's or such Subsidiary's employees in accordance with Borrower's or such Subsidiary's existing policies regarding such matters.

        10.7     Merger; Acquisitions; Business Form; Subsidiaries; Etc. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, (a) merge or consolidate with any entity, or acquire all or substantially all of the assets of any Person, change its business form from a corporation, or commence operations under any other name, organization, or entity, including any joint venture; or (b) form or create any new Subsidiary, unless such Subsidiary becomes a Guarantor hereunder and executes such documents, including a Guaranty and Guarantor Security Documents, as the Administrative Agent may reasonably require.

        10.8     Investments. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except as described on Exhibit 10.8 hereto and except that Borrower or such Subsidiary may own, purchase or acquire:

        (a)    Commercial Paper - Any commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard and Poor's Corporation on the date of acquisition;

        (b)     Bank Obligations - Any certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette and Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;;

        (c)     United States Government Obligations - Any obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

        (d)     Repurchase Agreements - Any repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

        (e)     Investment Funds - Any registered investment funds which invest solely in one or more of the Investments described in subparts (a) through (d) of this Section; and

        (f)     Subsidiaries - Subsidiaries listed on Exhibit 1.75 hereto and Subsidiaries formed in full compliance with Section 10.7(b) hereof

        10.9     Transactions With Related Parties. Borrower shall not, nor shall Borrower permit any Subsidiary of Borrower to, purchase, acquire, provide, or sell any equipment, other personal property, real property or services from or to any Affiliate of Borrower, except in the ordinary course and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable than would be obtained by Borrower or such Subsidiary in a comparable arm's-length transaction with an unrelated Person.

        10.10     Restricted Payments.

                   10.10.1     Payments by Borrower. Borrower shall not, without the prior written consent of all of the Syndication Parties (which they may grant or withhold in their discretion) directly or indirectly, declare or pay any dividends (other than dividends payable solely in stock of Borrower) on account of any shares of any class (including common or preferred stock) of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided that if no Potential Default or Event of Default shall exist before and after giving effect thereto, Borrower may pay dividends so long as Borrower has provided to the Administrative Agent written notice of Borrower's intention to do so and amount at least thirty (30) days prior to Borrower declaring, setting aside, or paying any such dividends, accompanied by a proforma Compliance Certificate showing that, after giving effect to the payment of such dividends, Borrower will be, on a consolidated basis with Champps Entertainment of Texas, Inc. (but without consolidating Parent into the calculations contained in such proforma Compliance Certificate), in compliance with each of the financial covenants set forth in Subsections 9.12.1, 9.12.2, and 9.12.3 hereof by a margin of at least .25 to 1.00.

                   10.10.2     Payments by Parent. Parent shall not, without the prior written consent of all of the Syndication Parties (which they may grant or withhold in their discretion) directly or indirectly, declare or pay any dividends (other than dividends payable solely in stock of Parent) on account of any shares of any class (including common or preferred stock) of its capital stock now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of its capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction or capital or otherwise) in respect of any such shares or agree to do any of the foregoing; provided that if no Potential Default or Event of Default shall exist before and after giving effect thereto, Parent may pay dividends, or redeem stock, in an aggregate amount not to exceed $7,500,000.00 over the term of the 3-Year Loan, so long as Borrower has caused Parent to provide to the Administrative Agent written notice of Parent's intention to do so at least thirty (30) days prior to Parent declaring, setting aside, or paying any such dividends, accompanied by a proforma Compliance Certificate showing that, after giving effect to the payment of such dividends, Borrower will be, on a consolidated basis with the other Consolidated Entities, in compliance with each of the financial covenants set forth in Subsections 9.12.1, 9.12.2, and 9.12.3 hereof by a margin of at least .25 to 1.00, and Borrower will be in compliance with Subsection 9.12.4 hereof.

        10.11     Change in Fiscal Year. If Borrower elects to change its Fiscal Year, it shall provide prompt written notice of such change to the Administrative Agent, and shall agree to such amendment of the defined terms Fiscal Quarter and Fiscal Year, as used herein, and to the provisions of Section 9.12 hereof, as the Administrative Agent reasonably deems necessary.

        10.12     ERISA. Borrower shall not: (a) engage in or knowingly permit any transaction which is reasonably expected to result in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) with respect to a Borrower Benefit Plan or a Plan or in the imposition of an excise tax pursuant to Section 4975 of the Code; (b) engage in or permit any transaction or other event which could result in a "reportable event" (as such term is defined in Section 4043 of ERISA) for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (d) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $5,000,000.00, whether or not waived, with respect to any Borrower Pension Plan; (e) fail to make any payments to any Multi-employer Plan that Borrower may be required to make under any agreement relating to such Multi-employer Plan or any law pertaining thereto; or (f) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the PBGC.

        10.13     Opening Restaurants. Neither Parent nor Borrower shall, nor shall Borrower permit any Subsidiary of Borrower to, on an aggregate basis: (a) open more than eight (8) restaurants to be operated by Parent, Borrower and/or any such Subsidiary during the first twelve (12) months after the Closing Date; (b) open more than sixteen (16) restaurants to be operated by Parent, Borrower and/or any such Subsidiary during the first twenty four (24) months after the Closing Date; or (c) open more than twenty four (24) restaurants to be operated by Parent, Borrower and/or any such Subsidiary during the period from the Closing Date to the last day of the 3-Year Availability Period; provided that, for clarification, the maximum number of restaurants to be operated by Parent, Borrower and/or any such Subsidiary that may be opened by Parent, Borrower and/or any such Subsidiary from the Closing Date to the last day of the 3-Year Availability Period shall be twenty four (24). In addition, neither Parent nor Borrower shall, nor shall Borrower permit any Subsidiary of Borrower to, open any restaurant to be operated by Parent, Borrower and/or any such Subsidiary until notice thereof, in accordance with Section 9.2.11 hereof, has been provided.

ARTICLE 11.     INDEMNIFICATION

        11.1     General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold the Administrative Agent and each Syndication Party and their directors, officers, employees, agents, professional advisers and representatives ("Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including reasonable attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Credit Agreement or the other Loan Documents; (b) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Credit Agreement or the other Loan Documents; (c) the reasonable exercise by the Administrative Agent of any right or remedy set forth in this Credit Agreement or the other Loan Documents; or (d) all acts or omissions of the beneficiary of any Letter of Credit, and for such purposes, such beneficiary shall be deemed Borrower's agent; provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final nonappealable determination that the foregoing are the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including reasonable attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower's indemnification obligation under this Section with counsel of Borrower's choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys' fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Credit Agreement and other covenants.

        11.2     Indemnification Relating to Hazardous Substances. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section or the covenants in Section 9.5 hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean up of, or otherwise with respect to, Hazardous Substances as the result of the Administrative Agent or any Syndication Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure of a judgment lien; provided that such indemnification as it applies to the exercise by the Administrative Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous Substances brought onto such property by the Administrative Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to any transferee of the title of the Administrative Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by the Administrative Agent or any Syndication Party, or anyone claiming by, through or under the Administrative Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Documents. The obligation to indemnify set forth in this Section shall survive the termination of this Credit Agreement and other covenants.

ARTICLE 12.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

        12.1     Events of Default. The occurrence of any of the following events (each an "Event of Default") shall, at the option of the Administrative Agent, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 12.1(f) all amounts owing under the Notes and the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of the Administrative Agent), and the Administrative Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

        (a)     Failure of Borrower to (i) pay or make any payment of principal when due, or (ii) pay or make any payment of interest or other Bank Debt (other than principal) within 5 Banking Days after the due date, whether, in the case of (i) or (ii), by acceleration or otherwise, in accordance with this Credit Agreement or the other Loan Documents.

        (b)     Any representation or warranty set forth in any Loan Document, any Borrowing Notice, any financial statements or reports or projections or forecasts, provided by Borrower in connection with any Loan Document or any transaction contemplated by any Loan Document, shall prove in any material respect to have been false or misleading when made or furnished by Borrower.

        (c)     Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of Sections 9.9, 9.12, 10.1, 10.3, 10.4, 10.5, 10.7, or 10.10 of this Credit Agreement.

        (d)     Any default by Borrower in the performance or compliance with the covenants, promises, representations, conditions or provisions of Sections 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, 9.10, 9.11, 9.13, 10.6, 10.8, 10.9, 10.11, or 10.12 of this Credit Agreement, and such failure continues for fifteen (15) days after a Responsible Person of Borrower learns of such failure to comply, whether by Borrower's own discovery or through notice from the Administrative Agent.

        (e)     The failure of Borrower to pay when due, or failure to perform or observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as Capital Leases, or (iii) any contingent liabilities, such as guaranties and letters of credit, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases.

        (f)     Borrower or Guarantor applies for or consents to the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower or Guarantor; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower or Guarantor, and is not withdrawn or dismissed within sixty (60) days thereafter.

        (g)     Failure of Borrower to comply with any other provision of this Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subparagraphs of this Section 12.1, and such failure continues for thirty (30) days after a Responsible Person of Borrower learns of such failure to comply, whether by Borrower's own discovery or through written notice from the Administrative Agent.

        (h)     The entry of one or more judgments in an aggregate amount in excess of $2,000,000.00 against Borrower not subject to a stay of execution or Good Faith Contest, or discharged or paid, in any case, within thirty (30) days after entry.

        (i)     The occurrence of an "Guarantor Event of Default" under (and as defined in) the Guaranty or in the event that Guarantor cancels, revokes, terminates or voids the Guaranty or attempts to cancel, revoke, terminate or void the Guaranty.

        (j)     The occurrence of an Event of Default or Event of Security Agreement Default, as applicable, under (and as defined in) any of the Security Documents or the Guarantor Security Documents which is not otherwise an Event of Default hereunder.

        12.2     No Advance. Upon the occurrence and during the continuance of a Potential Default or an Event of Default, (a) the Syndication Parties shall have no obligation to make any 3-Year Advance, and (b) the Letter of Credit Bank shall not have any obligation to issue, reissue, or extend any Letters of Credit.

        12.3     Rights and Remedies. In addition to the remedies set forth in Section 12.1 and 12.2 hereof, upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise, subject to the provisions of Subsection 13.6.4 hereof, all the rights and remedies provided in the Loan Documents and by any applicable law. Each and every right or remedy granted to the Administrative Agent pursuant to this Credit Agreement and the other Loan Documents, or allowed the Administrative Agent by law or equity, shall be cumulative. Failure or delay on the part of the Administrative Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Administrative Agent of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

ARTICLE 13.     AGENCY AGREEMENT

        13.1     Funding of Syndication Interest. Each Syndication Party, severally but not jointly, hereby irrevocably agrees to fund its Funding Share of the 3-Year Advances ("Advance Payment") as determined pursuant to the terms and conditions contained herein and in particular, Article 2 hereof. Each Syndication Party's interest ("Syndication Interest") in each 3-Year Advance hereunder shall be without recourse to the Administrative Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to the Administrative Agent or any other Syndication Party.

        13.2     Syndication Parties' Obligations to Remit Funds. Each Syndication Party agrees to remit its Funding Share of each 3-Year Advance to the Administrative Agent as, and within the time deadlines ("Syndication Party Advance Date"), required in this Credit Agreement. Unless the Administrative Agent shall have received notice from a Syndication Party prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for a 3-Year Advance to be made by such Syndication Party that such Syndication Party will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Syndication Party has made such funds available to the Administrative Agent on the date of such 3-Year Advance in accordance with the terms of this Credit Agreement and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Syndication Party shall not have made such funds available to the Administrative Agent by 2:00 P.M. (Eastern Time) on the Banking Day due, such Syndication Party agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the Banking Day such amount is repaid to the Administrative Agent (assuming payment is received by the Administrative Agent at or prior to 2:00 P.M. (Eastern Time), and until the next Banking Day if payment is not received until after 2:00 P.M. (Eastern Time), (a) at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days; and (b) thereafter at the Base Rate. If such Syndication Party shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Syndication Party's 3-Year Advance for purposes of this Credit Agreement. If such Syndication Party does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such 3-Year Advance at the time.

        13.3     Syndication Party's Failure to Remit Funds. If a Syndication Party ("Delinquent Syndication Party") fails to remit its Funding Share of a 3-Year Advance in full by the date and time required (the unpaid amount of any such payment being hereinafter referred to as the "Delinquent Amount"), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the "Contributing Syndication Parties"), in which case (a) the Delinquent Amount which any Contributing Syndication Party advances shall be treated as a loan to the

Delinquent Syndication Party and shall not be counted in determining the Individual Outstanding Obligations, as applicable, of any Contributing Syndication Party, and (b) the Delinquent Syndication Party shall be obligated to pay to the Administrative Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount plus 200 basis points ("Delinquency Interest") until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to the Administrative Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one) advanced) on the same Banking Day as such payments are received by the Administrative Agent if received no later than 2:00 P.M. (Eastern Time) or the next Banking Day if received by the Administrative Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and the Administrative Agent shall pay over to them, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party's Payment Distribution and any fee distributions or distributions made under Section 13.10 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Administrative Agent shall readjust the applicable Individual 3-Year Commitments of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party's interest in its 3-Year Note with respect to which it did not remit its Funding Share of a 3-Year Advance shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time. For the purposes of calculating interest owed by a Delinquent Syndication Party, payments received on other than a Banking Day shall be deemed to have been received on the next Banking Day, and payments received after 2:00 P.M. (Eastern Time) shall be deemed to have been received on the next Banking Day.

        13.4     Agency Appointment. Each of the Syndication Parties hereby designates and appoints the Administrative Agent to act as agent to service and collect the 3-Year Loans and its respective Note, and to take such action on behalf of such Syndication Party with respect to the 3-Year Loans and such Note, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incident thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Administrative Agent. In addition, each of the Syndication Parties hereby (a) authorizes the Administrative Agent to act as secured party, mortgagee, beneficiary, or in a similar capacity, in connection with the creation, perfection, and maintenance of the security interest in the Borrower Collateral and the Guarantor Collateral for and on behalf of the Syndication Parties; and (b) grants to the Administrative Agent such powers and duties as the Administrative Agent shall deem appropriate concerning, the creation, perfection, and maintenance of the security interest in the Borrower Collateral for and on behalf of the Syndication Parties, and the Administrative Agent, and concerning the exercise of collection and foreclosure rights with respect to the Borrower Collateral and Guarantor Collateral, including those provided in, and subject to the terms and conditions of, Subsection 13.6.4 hereof.

        13.5     Power and Authority of the Administrative Agent. Without limiting the generality of the power and authority vested in the Administrative Agent pursuant to Section 13.4 hereof, the power and authority vested in the Administrative Agent includes, but is not limited to, the following:

                   13.5.1     Advice. To solicit the advice and assistance of each of the Syndication Parties concerning the administration of the 3-Year Loan, and the exercise by the Administrative Agent of its various rights, remedies, powers, and discretions with respect thereto. As to any matters not expressly provided for by this Credit Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all of the Syndication Parties or the Required Lenders, as the case may be, and any action taken or failure to act pursuant thereto shall be binding on all of the Syndication Parties and the Administrative Agent.

                   13.5.2     Documents. To execute, seal, acknowledge, and deliver as the Administrative Agent, all such instruments as may be appropriate in connection with the administration of the 3-Year Loans and the exercise by the Administrative Agent of its various rights with respect thereto.

                   13.5.3     Proceedings. To initiate, prosecute, defend, and to participate in, actions and proceedings in its name as the Administrative Agent for the ratable benefit of the Syndication Parties.

                   13.5.4     Retain Professionals. To retain attorneys, accountants, and other professionals to provide advice and professional services to the Administrative Agent, with their fees and expenses reimbursable to the Administrative Agent by Syndication Parties pursuant to Section 13.17 hereof.

                   13.5.5     Incidental Powers. To exercise powers reasonably incident to the Administrative Agent's discharge of its duties enumerated in Section 13.6 hereof.

        13.6     Duties of the Administrative Agent. The duties of the Administrative Agent hereunder shall consist of the following:

                   13.6.1     Possession of Documents. To safekeep one original of each of the Loan Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein).

                   13.6.2     Distribute Payments. To receive and distribute to the Syndication Parties payments made by Borrower pursuant to the Loan Documents, as provided in Article 5 hereof. Unless the Administrative Agent shall have received notice from

Borrower prior to the date on which any payment is due to any Syndication Party hereunder that Borrower will not make such payment in full, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Syndication Party on such due date an amount equal to the amount then due such Syndication Party. If and to the extent Borrower shall not have so made such payment in full to the Administrative Agent, each Syndication Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Syndication Party together with interest thereon, for each day from the date such amount is distributed to such Syndication Party until the date such Syndication Party repays such amount to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate.

                   13.6.3     Loan Administration. Subject to the provisions of Section 13.8 hereof, to, on behalf of and for the ratable benefit of all Syndication Parties, in accordance with customary banking practices, exercise all rights, powers, privileges, and discretion to which the Administrative Agent is entitled to administer the 3-Year Loans, including, without limitation: (a) monitor all borrowing activity, Individual 3- Year Commitment balances, Individual 3-Year Lending Capacity, and maturity dates of all LIBO Rate Loans; (b) monitor and report Credit Agreement and covenant compliance, and coordinate required credit actions by the Syndication Parties; (c) manage the process for future waivers and amendments if modifications to the Credit Agreement are required; and (d) administer, record, and process all assignments to be made for the current and future Syndication Parties (including the preparation of a revised Schedule 1 to replace the previous Schedule 1).

                   13.6.4     Action Upon Default. Each Syndication Party agrees that upon its learning of any facts which would constitute a Potential Default or Event of Default, it shall promptly notify the Administrative Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and the Administrative Agent shall promptly send a copy of such notice to all other Syndication Parties. The Administrative Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless an officer thereof primarily responsible for the Administrative Agent's duties as such with respect to the 3-Year Loans, or primarily responsible for the credit relationship between the Administrative Agent and Borrower, has actual knowledge of facts which would result in or constitute a Potential Default or Event of Default, or has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event the Administrative Agent has obtained actual knowledge (in the manner described above), or received written notice, of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, the Administrative Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until the Administrative Agent has received specific written instruction from the Required Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that the Administrative Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. The Administrative Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction.

                   13.6.5     Forwarding of Information. The Administrative Agent shall, within a reasonable time after receipt thereof, forward to the Syndication Parties notices and reports provided to the Administrative Agent by Borrower pursuant to Section 9.2 hereof.

        13.7     Indemnification as Condition to Action. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Syndication Parties under Section 13.18 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        13.8     Consent Required for Certain Actions. Except as provided in Section 13.3 hereof, and notwithstanding the fact that this Credit Agreement may otherwise provide that the Administrative Agent may act at its discretion, the Administrative Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 13.8.1(c)) with respect to, or under, the Loan Documents without the prior written consent, given after notification by the Administrative Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 13.8.1(c) of their intention to do so), of:

                   13.8.1     Unanimous. Each of the Syndication Parties before:

        (a)     Agreeing to an increase in the Aggregate 3-Year Commitment, or an extension of the 3-Year Availability Period, or the 3-Year Maturity Date;

        (b)     Agreeing to a reduction in the amount, or to a delay in the due date, of any payment by Borrower of interest, principal, or fees with respect to the 3-Year Loans; provided, however, this restriction shall not apply to a delay in payment of interest or fees granted by the Administrative Agent in the ordinary course of administration of the 3-Year Loans and the exercise of reasonable judgment, so long as such payment delay does not exceed five (5) days; or

        (c)     Amending the definition of the term "Required Lenders" as set forth herein or amending any provision set forth in this Subsection 13.8.1.

        (d)     Agreeing to release any Borrower Collateral from the lien of the Security Documents or any Guarantor Collateral from the lien of the Guarantor Security

Documents, except where Borrower is entitled to such release pursuant to the provisions hereof or the Guarantor is entitled to such release pursuant to the provisions of the Guaranty or the Guarantor Security Documents, as applicable.

        (e)     Agreeing to amend or waive any material provisions of this Credit Agreement or any of the other Loan Documents.

                   13.8.2     Required Lenders. The Required Lenders before:

        (a)     Consenting to any action or amendment, or granting any waiver, with respect to the 3-Year Loans not otherwise covered in Subsection 13.8.1; or

        (b)     Agreeing to amend Article 13 of this Credit Agreement (other than Subsection 13.8.1, which shall require unanimous consent).

                   13.8.3     Action Without Vote. Notwithstanding any other provisions of this Section, the Administrative Agent may take the following action without obtaining the consent of the Syndication Parties:

        (a)     Determining (i) whether the conditions to a 3-Year Advance have been met, and (ii) the amount of such 3-Year Advance; or

        (b)     Determining (directly or through the Letter of Credit Bank) (i) whether the conditions to the issuance of a Letter of Credit have been met, and (ii) the amount of such Letter of Credit.

If no written consent or denial is received from a Syndication Party within five (5) Banking Days after written notice of any proposed action as described in this Section is delivered to such Syndication Party by the Administrative Agent, such Syndication Party shall be conclusively deemed to have consented thereto for the purposes of this Section.

        13.9     Distribution of Principal and Interest. The Administrative Agent will receive and accept all payments (including prepayments) of principal and interest made by Borrower on the 3-Year Loans and the Notes and will hold all such payments in trust for the benefit of all appropriate present and future Syndication Parties, and, if requested in writing by the Required Lenders, in an account segregated from the Administrative Agent's other funds and accounts ("Payment Account"). After the receipt by the Administrative Agent of any payment representing interest or principal on the 3-Year Loans, the Administrative Agent shall remit to each Syndication Party its share of such payment as provided in Article 5 hereof ("Payment Distribution") no later than the same Banking Day as such payment is received by the Administrative Agent if received no later than 11:00 A.M. (Eastern Time) or the next Banking Day if received by the Administrative Agent thereafter. Any Syndication Party's rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 13.3 hereof.

        13.10     Distribution of Certain Amounts. The Administrative Agent shall (a) receive and hold in trust for the benefit of all present and future Syndication Parties, in the Payment Account and, if requested in writing by the Required Lenders, segregated from the Administrative Agent's other funds and accounts and (b) shall remit to the Syndication Parties, as indicated, the amounts described below:

                   13.10.1     Fees. To each Syndication Party its share of any fees paid by Borrower to the Administrative Agent pursuant to Section 4.5 hereof, no later than 1:00 P.M. (Eastern Time) on the same Banking Day that payment of such fee is received by the Administrative Agent, if received no later than 11:00 A.M. (Eastern Time), or the next Banking Day if received by the Administrative Agent thereafter.

                   13.10.2     Funding Losses. To each Syndication Party, the amount of any Funding Losses paid by Borrower to the Administrative Agent in connection with a prepayment of any portion of a LIBO Rate Loan, in accordance with the Funding Loss Notice such Syndication Party provided to the Administrative Agent, no later than the same Banking Day that payment of such Funding Losses is received by the Administrative Agent, if received no later than 11:00 A.M. (Eastern Time), or the next Banking Day if received by the Administrative Agent thereafter.

                   13.10.3     Proceeds of Collateral. The amount of proceeds received, net of expenses of collection, from foreclosure, or transfer in lieu of foreclosure, of any Borrower Collateral or Guarantor Collateral shall be distributed to the Syndication Parties in accordance with their respective Individual 3-Year Pro Rata Share no later than 2:00 P.M. (Eastern time) on the same Business Day that such proceeds are received by the Administrative Agent, if received no later than 12:00 P.M. Eastern time, or no later than 2:00 P.M. (Eastern time) on the next Business Day if received by the Administrative Agent thereafter.

        13.11     Possession of Loan Documents. The Loan Documents (other than the Notes) shall be held by the Administrative Agent in its name, for the ratable benefit of itself and the other Syndication Parties without preference or priority.

        13.12     Collateral Application. The Syndication Parties shall have no interest in any other loans made to Borrower by any other Syndication Party other than the 3-Year Loans, or in any property (except as it is included in the Borrower Collateral or the Guarantor Collateral) taken as security for any other loan or loans made to Borrower or Guarantor by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the 3-Year Loans solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower or Guarantor to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of one or more of the 3-Year Loans, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective Individual Sharing Percentage in such 3-Year Loan or 3-Year Loans. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of one or more of the 3- Year Loans, including without limitation payment by reason of the exercise of a right of offset, banker's lien, general lien, or counterclaim, such Syndication Party shall promptly make such adjustments (which may include payment in cash or the purchase of further syndications or participations in such 3-Year Loan or 3-Year Loans) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective Individual Sharing Percentage in such 3-Year Loan or 3-Year Loans.

        13.13     Amounts Required to be Returned. If the Administrative Agent makes any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by the Administrative Agent to any Syndication Party as the result of a miscalculation by the Administrative Agent, then Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such amounts, plus interest thereon (from the day such amounts were transferred by the Administrative Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If the Administrative Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to the Administrative Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such payments transferred to such Syndication Party by the Administrative Agent but without interest or penalty (unless the Administrative Agent is required to pay interest or penalty on such amounts to the person recovering such payments).

        13.14     Reports and Information to Syndication Parties. The Administrative Agent shall use reasonable efforts to provide to Syndication Parties, as soon as practicable after actual knowledge thereof is acquired by an officer thereof primarily responsible for the Administrative Agent's duties as such with respect to the 3-Year Loans or primarily responsible for the credit relationship between the Administrative Agent and Borrower, any material factual information which has a material adverse effect on the creditworthiness of Borrower, and Borrower hereby authorizes such disclosure by the Administrative Agent to the Syndication Parties (and by the Syndication Parties to any of their participants). Failure of the Administrative Agent to provide the information referred to in this Section or in Subsection 13.6.4 hereof shall not result in any liability upon, or right to make a claim against, the Administrative Agent except where a court of competent jurisdiction renders a final non-appealable determination that such failure is solely a result of the willful misconduct or gross negligence of the Administrative Agent. The Syndication Parties acknowledge and agree that all information and reports received pursuant to this Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of the Administrative Agent or Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no consent rights upon the occurrence and during the continuance of an Event of Default), be (a) disclosed to any third party (other than the Administrative Agent, another Syndication Party or potential Syndication Party, or a participant or potential participant in the interest of a Syndication Party, which disclosure is hereby approved by Borrower), except pursuant to appropriate legal or regulatory process, or (b) used by the Syndication Party except in connection with the 3-Year Loans and its Syndication Interest.

        13.15     Standard of Care. The Administrative Agent shall not be liable to Syndication Parties for any error in judgment or for any action taken or not taken by the Administrative Agent or its agents, except to the extent that a court of competent jurisdiction renders a final non-appealable determination that any of the forgoing resulted solely from the gross negligence or willful misconduct of the Administrative Agent. Subject to the preceding sentence, the Administrative Agent will exercise the same care in administering the 3-Year Loans and the Loan Documents as it exercises for similar loans which it holds for its own account and risk, and the Administrative Agent shall not have any further responsibility to the Syndication Parties. Without limiting the foregoing, the Administrative Agent may rely on the advice of counsel concerning legal matters and on any written document it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons.

        13.16     No Trust Relationship. Neither the execution of this Credit Agreement, nor the sharing in the 3-Year Loans, nor the holding of the Loan Documents in its name by the Administrative Agent, nor the management and administration of the 3-Year Loans and Loan Documents by the Administrative Agent (including the obligation to hold certain payments and proceeds in the Payment Account in trust for the Syndication Parties), nor any other right, duty or obligation of the Administrative Agent under or pursuant to this Credit Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust relationship between the Administrative Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that the Administrative Agent is not acting as trustee for such Syndication Party with respect to the 3-Year Loans, this Credit Agreement, or any aspect of either, or in any other respect.

        13.17     Sharing of Costs and Expenses. To the extent not paid by Borrower, each Syndication Party will promptly upon demand reimburse the Administrative Agent for its proportionate share (based on its Individual Sharing Percentage), for all reasonable costs, disbursements, and expenses incurred by the Administrative Agent on or after the date of this Credit Agreement for legal, accounting, consulting, and other services rendered to the Administrative Agent in its role as the Administrative Agent in the administration of the 3-Year Loans, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings and the exercise of any remedies with respect to the Borrower Collateral or the Guarantor Collateral or otherwise; provided, however, that the costs and expenses to be shared in accordance with this Section shall not include any costs or expenses incurred by the Administrative

Agent solely as a Syndication Party in connection with the 3-Year Loans, nor to the Administrative Agent's internal costs and expenses.

        13.18     Syndication Parties' Indemnification of the Administrative Agent. Each of the Syndication Parties agree to indemnify the Administrative Agent, including any Successor Agent, and their respective directors, officers, employees, agents, professional advisers and representatives ("Indemnified Agency Parties"), to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably (based on its Individual Sharing Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the 3- Year Loans and/or the expiration or termination of this Credit Agreement) be imposed on, incurred by or asserted against the Administrative Agent (or any of the Indemnified Agency Parties while acting for the Administrative Agent or for any Successor Agent) in any way relating to or arising out of this Credit Agreement or the Loan Documents, or the performance of the duties of the Administrative Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of the Administrative Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that a court of competent jurisdiction renders a final non-appealable determination that any of the forgoing result solely from the gross negligence or willful misconduct of that Indemnified Agency Party as determined by a court of competent jurisdiction. The agreements and obligations in this Section shall survive the payment of the 3-Year Loans and the expiration or termination of this Credit Agreement.

        13.19     Books and Records. The Administrative Agent shall maintain such books of account and records relating to the 3-Year Loans as it maintains with respect to other loans of similar type and amount, and which shall clearly and accurately reflect the Syndication Interest of each Syndication Party. Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during the Administrative Agent's regular business hours.

        13.20     Administrative Agent Fee. LaSalle and any Successor Agent shall be entitled to the Administrative Agent Fee for acting as the Administrative Agent. In the event the Successor Agent is contractually entitled to an additional fee, each Syndication Party will be responsible for its proportionate share (based on its Individual Sharing Percentage) thereof.

        13.21     The Administrative Agent's Resignation or Removal. The Administrative Agent may resign at any time by giving at least sixty (60) days' prior written notice of its intention to do so to each of the Syndication Parties and Borrower. After the receipt of such notice, the Required Lenders shall appoint a successor ("Successor Agent"). If (a)no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, such approval not to be unreasonably withheld (provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), or (b) if such Successor Agent has not accepted such appointment, in either case within forty-five (45) days after the retiring Administrative Agent's giving of such notice of resignation, then the retiring Administrative Agent may, after consulting with, but without obtaining the approval of, Borrower, appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000. Any Administrative Agent may be removed upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (x) the term "Administrative Agent" shall for all purposes of this Credit Agreement thereafter mean such Successor Agent, and (y) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 13.4.2 hereof. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, or the removal hereunder of any Administrative Agent, the provisions of this Credit Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement.

        13.22     Representations and Warranties of All Parties. The Administrative Agent and each Syndication Party represents and warrants that: (a) the execution and delivery of, and performance of its obligations under, this Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Credit Agreement is in compliance with all applicable laws and regulations promulgated under such laws and does not conflict with nor constitute a breach of its charter or bylaws nor any agreements by which it is bound, and does not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution and delivery of, and performance of its obligations under, this Credit Agreement; and (d) this Credit Agreement has been duly executed by it, and constitutes the legal, valid, and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Syndication Party that is a state or national bank represents and warrants that the act of entering into and performing its obligations under this Credit Agreement has been approved by its board of directors or its loan committee and such action was duly noted in the written minutes of the meeting of such board or committee, and that it will, upon the Administrative Agent's written request, furnish the Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval.

        13.23     Syndication Parties' Independent Credit Analysis. Each Syndication Party acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from the Administrative Agent. Each Syndication Party agrees and represents that it has relied upon its independent review 60

        (a)     of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the 3-Year Loans independently and without reliance on the Administrative Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the 3-Year Loans. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower's authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the 3-Year Loans. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the 3-Year Loans. The Administrative Agent assumes no responsibility for the financial condition of Borrower or for the performance of Borrower's obligations under the Loan Documents or the value or condition of the Borrower Collateral or the Guarantor Collateral. Except as otherwise expressly provided herein, no Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession.

        13.24     No Joint Venture or Partnership. Neither the execution of this Credit Agreement, the sharing in the 3-Year Loans, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between the Administrative Agent and any Syndication Party, nor between or among any of the Syndication Parties.

        13.25     Purchase for Own Account; Restrictions on Transfer; Participations. Each Syndication Party represents that it has acquired and is retaining its interest in the 3- Year Loans for its own account in the ordinary course of its banking or financing business and not with a view toward the sale, distribution, further participation, or transfer thereof. Each Syndication Party agrees that it will not sell, assign, convey or otherwise dispose of ("Transfer") to any Person, or create or permit to exist any lien or security interest on all or any part of its interest in the 3-Year Loans, without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default); provided that: (a) any such Transfer except a Transfer to another Syndication Party must be in a minimum amount of $500,000.00; (b) each Syndication Party must maintain an Individual 3-Year Commitment of no less than $500,000.00, unless it Transfers its entire Syndication Interest; (c) the transferee must execute an agreement substantially in the form of Exhibit 13.25 hereto ("Syndication Acquisition Agreement") and assume all of the transferor's obligations hereunder and execute such documents as the Administrative Agent may reasonably require; and (d) the Syndication Party making such Transfer must pay, or cause the transferee to pay, the Administrative Agent an assignment fee of

$3,500.00. Any Syndication Party may participate any part of its interest in the 3-Year Loans to any Person with the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), provided that no such consent shall be required where the participant is a Person at least fifty percent (50%) the equity interest in which is owned by such Syndication Party or which owns at least fifty percent (50%) of the equity interest in such Syndication Party or at least fifty percent (50%) of the equity interest of which is owned by the same Person which owns at least fifty percent (50%) of the equity interest of such Syndication Party, and each Syndication Party understands and agrees that in the event of any such participation: (x) its obligations hereunder will not change on account of such participation; (y) the participant will have no rights under this Credit Agreement, including, without limitation, voting rights or the right to receive payments or distributions; and (z) the Administrative Agent shall continue to deal directly with the Syndication Party with respect to the 3-Year Loan as though no participation had been granted and will not be obligated to deal directly with any participant. Notwithstanding any provision contained herein to the contrary, any Syndication Party may at any time pledge or assign all or any portion of its interest in the 3-Year Loans to any Federal Reserve Bank or the Federal Farm Credit Bank in accordance with applicable law.

        13.26     Replacement of Holdout Lender. If any action to be taken by the Syndication Parties or the Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Syndication Parties, and a Syndication Party ("Holdout Lender") fails to give its consent, authorization, or agreement, then the Administrative Agent, upon at least five (5) Banking Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Syndication Parties (each, a "Replacement Lender"), and the Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Banking Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver a Syndication Acquisition Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Bank Debt without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Syndication Acquisition Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Syndication Acquisition Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.25 hereof. Until such time as the Replacement Lender shall have acquired all of the Syndication Interest of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Funding Share of 3-Year Advances.

        13.27     Method of Making Payments. Payment and transfer of all amounts owing or to be paid or remitted hereunder, including, without limitation, payment of the Advance Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by the Administrative Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 13.27 hereto ("Wire Instructions") for payment to the Administrative Agent, or contained in their respective signature pages for payments to Syndication Parties.

        13.28     Events of Syndication Default/Remedies.

                   13.28.1     Syndication Party Default. Any of the following occurrences, failures or acts, with respect to any Syndication Party shall constitute an "Event of Syndication Default" hereunder by such party: (a) if any representation or warranty made by such party in this Credit Agreement shall be found to have been untrue in any material respect; (b) if such party fails to make any distributions or payments required under this Credit Agreement within five (5) days of the date required; (c) if such party breaches any other covenant, agreement, or provision of this Credit Agreement which breach shall have continued uncured for a period of thirty (30) consecutive days after such breach first occurs, unless a shorter period is required to avoid prejudicing the rights and position of the other Syndication Parties; (d) if any agency having supervisory authority over such party, or any creditors thereof, shall file a petition to reorganize or liquidate such party pursuant to any applicable federal or state law or regulation and such petition shall not be discharged or denied within fifteen (15) days after the date on which it is filed; (e) if by the order of a court of competent jurisdiction or by any appropriate supervisory agency, a receiver, trustee or liquidator shall be appointed for such party or for all or any material part of its property or if such party shall be declared insolvent; or (f) if such party shall be dissolved, or shall make an assignment for the benefit of its creditors, or shall file a petition seeking to take advantage of any debtors' act, including the bankruptcy act, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or liquidator of all or any material part of its property.

                   13.28.2     Remedies. Upon the occurrence of an Event of Syndication Default, the non-defaulting Syndication Parties, acting by, or through the direction of, a simple majority (determined based on the ratio of their Individual 3-Year Commitments to the aggregate of their Individual 3-Year Commitments) of the non-defaulting Syndication Parties, may, in addition to any other remedy specifically set forth in this Credit Agreement, have and exercise any and all remedies available generally at law or equity, including the right to damages and to specific performance.

        13.29     Withholding Taxes. Each Syndication Party represents that under the applicable law in effect as of the date it becomes a Syndication Party, it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent and to Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Syndication Party's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, each Syndication Party that was not created or organized under the laws of the United States of America or any state or other political subdivision thereof ("Non-US Lender"), shall, on the Closing Date, or upon its becoming a Syndication Party for Persons that were not Syndication Parties on the Closing Date, furnish to the Administrative Agent and Borrower two original copies of IRS Form W-8BEN, W-8ECI, 4224, or Form 1001, as appropriate, (or any successor forms), or such other forms, certifications, statements of exemption, or documents as may be required by the IRS or by the Administrative Agent or Borrower, in their reasonable discretion, duly executed and completed by such Syndication Party, to establish, and as evidence of, such Syndication Party's exemption from the withholding of United States tax with respect to any payments to such Syndication Party of interest of fees payable under any of the Loan Documents. Further, each Non- US Lender hereby agrees, from time to time after the initial delivery by such Syndication Party of such forms, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Syndication Party shall promptly (a) deliver to the Administrative Agent and to Borrower two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Syndication Party, together with any other certificate or statement of exemption required in order to confirm or establish that such Syndication Party is not subject to United States withholding tax with respect to payments to such Syndication Party under the Loan Documents or (b) notify the Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments hereunder to such Syndication Party until such Syndication Party shall have furnished to the Administrative Agent and Borrower each requested form, certification, statement or document.

        13.30     Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Credit Agreement or any other Loan Document which affects its duties hereunder or thereunder unless it shall have given its prior written consent thereto.

        13.31     Further Assurances. The Administrative Agent and each Syndication Party agree to take whatever steps and execute such documents as may be reasonable and necessary to implement this Article 13 and to carry out fully the intent thereof.

ARTICLE 14.     MISCELLANEOUS

        14.1     Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to the Administrative Agent and the Syndication Parties, on demand, all reasonable out-of-pocket costs and expenses (a) incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, and including filing and recording fees, mortgage filing taxes, fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, and processing the Borrowing Notices; and (b) incurred by the Administrative Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent or any Syndication Party) in connection with the enforcement or protection of the Syndication Parties' rights under the Loan Documents upon the occurrence of an Event of Default or upon the commencement of an action by Borrower against the Administrative Agent, including without limitation collection of the 3-Year Loans (regardless of whether such enforcement or collection is by court action or otherwise) and/or foreclosing on any of the Borrower Collateral or enforcing any Guaranty or foreclosing on any of the Guarantor Collateral or, unless it is determined by a final non-appealable judgment that the Administrative Agent or such Syndication Party, as applicable, has acted in a grossly negligent or willful manner, upon the commencement of an action by Borrower against the Administrative Agent or any Syndication Party. Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the 3-Year Loans is as a holder of a participation interest.

        14.2     Service of Process and Consent to Jurisdiction. Borrower hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against Borrower for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Borrower irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower hereby irrevocably appoints, until six (6) months after the expiration of the 3-Year Maturity Date (as it may be extended at anytime), a Person, such as The Corporation Company, with offices in Denver, Colorado and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Borrower to receive for and on behalf of Borrower at such agent's Denver, Colorado office, service of process, which service may be made by mailing a copy of any summons or other legal process to Borrower in care of such agent. Borrower agrees that Borrower shall maintain a duly appointed agent in Colorado for service of summons and other legal process as long as Borrower remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower for all purposes of such litigation.

        14.3     Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN THE ADMINISTRATIVE AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

        14.4     Notices. All notices, requests and demands required or permitted under the terms of this Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

14.4.1 Borrower: Champps Operating Corp. 10375 Park Meadows Drive, Suite 560 Littleton, Colorado 80124 FAX: (720) 529-7392 Attention: William H. Baumhauer, Chairman, President and CEO

with a copy to: General Counsel Champps Entertainment, Inc. 614 Forest Street North Andover, Massachusetts 01845 Facsimile: (800) 880-5063

14.4.2 Administrative Agent: LaSalle Bank, National Association 370 Seventeenth Street, Suite 3590 Denver, CO 80202 Fax No.: (303) 825-7580 Attention: Darren L. Lemkau, Senior Vice President

                  14.4.3                   Syndication Parties: See signature pages to this Credit Agreement

        14.5     Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Syndication Party to perform its obligations hereunder or to any Syndication Party on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

        14.6     Successors and Assigns. This Credit Agreement shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, and the Syndication

Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties and the Administrative Agent and the Syndication Parties may only assign or transfer their rights or obligations hereunder to the extent permitted by this Credit Agreement.

        14.7     Severability. The invalidity or unenforceability of any provision of this Credit Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

        14.8     Entire Agreement. This Credit Agreement (together with all exhibits hereto, which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of the Administrative Agent, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof.

        14.9     Applicable Law. To the extent not governed by federal law, this Credit Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law, except that matters regarding the creation, perfection and foreclosure upon security interests in real property interests shall be interpreted in accordance with the internal laws of the state where such property is located.

        14.10     Captions. The captions or headings in this Credit Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Credit Agreement.

        14.11     Complete Agreement; Amendments. THIS CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. THE ADMINISTRATIVE AGENT, EACH SYNDICATION PARTY, AND BORROWER ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS CREDIT AGREEMENT.

This Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, the Administrative Agent, and all Syndication Parties or the Required Lenders as applicable (and each Syndication Party hereby agrees to execute any such amendment approved pursuant to Section 13.8 hereof). Borrower agrees that it shall reimburse the Administrative Agent for all fees and expenses incurred by the Administrative Agent in retaining outside legal counsel in connection with any amendment or modification to this Credit Agreement.

        14.12     Additional Costs of Maintaining Loan. Borrower shall pay to the Administrative Agent from time to time such amounts as the Administrative Agent may determine to be necessary to compensate any Syndication Party for any increase in costs to such Syndication Party which the Administrative Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party's making or maintaining a 3-Year Advance hereunder or its obligation to make such 3-Year Advance, or any reduction in any amount receivable by such Syndication Party under this Credit Agreement or the Note payable to it in respect to such 3-Year Advance or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Credit Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D of the Federal Reserve Board), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Credit Agreement or the Note payable to such Syndication Party in respect of such 3-Year Advance (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Credit Agreement or the Note payable to such Syndication Party (or any of such extensions of credit or liabilities). The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by the Administrative Agent for purposes of this Section of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining a 3-Year Advance or on amounts receivable by such Syndication Party in respect of 3-Year Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis. The obligations of Borrower pursuant to this Section shall survive the termination of this Credit Agreement and the payment of the 3-Year Loans and all other amounts payable hereunder.

        14.13     Capital Requirements. In the event that the introduction of or any change in: (a) any law or regulation; or (b) the judicial, administrative, or other governmental interpretation of any law or regulation; or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party's obligations hereunder with respect to the 3-Year Loans, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to the Administrative Agent and to Borrower to be the net present value (discounted at the Base Rate) of (x) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the 3-Year Maturity Date, but for such introduction or change, (y) multiplied by the product of such Syndication Party's Individual Sharing Percentage times the Aggregate 3-Year Commitment. The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of such Syndication Party's determination to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis. The obligations of Borrower pursuant to this Section shall survive the termination of this Credit Agreement and the payment of the 3-Year Loans and all other amounts payable hereunder.

        14.14     Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of: (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment by any Syndication Party of its interest hereunder and any Note relating thereto, or any portion thereof, pursuant to this Credit Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Notes and will (upon delivery of such Notes for cancellation, unless covered by subparagraph (a) of this Section) deliver in lieu of each such Note a new Note or, in the case of an assignment of a portion of any such Syndication Party's Syndication Interest, new Notes, for any remaining balance.

        14.15     Replacement of Syndication Party. Borrower shall be permitted, at its sole cost and expense, to replace any Syndication Party that (a) requests reimbursement for amounts owing pursuant to Subsection 5.4.2, or Sections 14.12, or 14.13 hereof; (b) defaults in its obligation to fund its Individual 3-Year Pro Rata Share of any 3-Year Advances hereunder; or (c) asserts rights under Subsection 4.2.1, with a replacement financial institution ("Replacement Syndication Party"); provided that (w) such replacement does not conflict with any Law, (x) no Potential Default or Event of Default has occurred and is and continuing (or if an Event of Default or Potential Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Article 13 hereof); (y) the Replacement Syndication Party (if not already a Syndication Party) is approved by the Administrative Agent pursuant to, and otherwise complies with all of, the requirements of Section 13.25 hereof (including, without limitation, payment of the $3,500.00 fee required thereby and execution of a Syndication Acquisition Agreement (which the Syndication Party being replaced hereby agrees to execute)); and (z) the Syndication Party being replaced is paid in full for all amounts owing to it, including principal, interest, fees, Funding Losses (including those payable on account of such transfer), and other amounts provided for under this Credit Agreement.

        14.16     Liberal Construction. This Credit Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed or interpreted for or against any party hereto.

        14.17     Counterparts. This Credit Agreement may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax or facsimile or by e-mail transmission of an adobe file format document (also known as a PDF file), shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Credit Agreement by telefacsimile or by e-mail transmission of an adobe file format document also shall deliver an original executed counterpart of this Credit Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Credit Agreement.

        14.18     Confidentiality. Each Syndication Party shall maintain the confidential nature of, and shall not use or disclose, any of Borrower's financial information, confidential information or trade secrets (including the Intellectual Property and Required Licenses) without first obtaining Borrower's written consent. Nothing in this Section shall require any Syndication Party to obtain such consent after there is an Event of Default which is continuing at the time of such use or disclosure. The obligations of the Syndication Parties shall in no event apply to: (a) providing information about Borrower to any financial institution as contemplated in Sections 13.6, 13.14, and 13.19 hereof, or to such Syndication Party's parent holding company or any of such Syndication Party's Affiliates; (b) any situation in which any Syndication Party is required by Law or required by any Governmental Authority to disclose information; (c) providing information to counsel to any Syndication Party in connection with the transactions contemplated by the Loan Documents; (d) providing information to independent auditors retained by the such Syndication Party; (e) providing information to an institution reasonably believed to be considering purchase of all or a portion of such Syndication Party's Syndication Interest or a participation interest in such Syndication Party's Syndication Interest, provided that such party has agreed to be bound by the foregoing provisions regarding confidentiality; (f) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Syndication Party or any of its employees or agents thereof; (g)

any information that is in the possession of any Syndication Party prior to receipt thereof from Borrower or any other Person known to such Syndication Party to be acting on behalf of Borrower; (h) any information that is independently developed by any Syndication Party; and (i) any information that is disclosed to any Syndication Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Syndication Party's confidentiality requirements continue after it is no longer a Syndication Party under this Credit Agreement and after all obligations owing to such Syndication Party have been paid in full.

        14.19     Set-Off. Borrower gives and confirms to each Syndication Party a right of set-off of all moneys, securities and other property of Borrower (whether special, general or limited) and the proceeds thereof, at any time delivered to, remaining with, or in transit in any manner to, such Syndication Party, its correspondent or its agents from or for Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise or coming into possession of such Syndication Party in any way, and also, any balance of any deposit accounts and credits of Borrower with, and any and all claims of security for the payment of the liabilities or obligations owed by Borrower to such Syndication Party, contracted with or acquired by the Syndication Party, whether such liabilities and obligations be joint, several, absolute, contingent, secured, unsecured, matured or unmatured, and Borrower authorizes such Syndication Party at any time or times, without prior notice, to apply such money, securities, other property, proceeds, balances, credits of claims, or any part of the foregoing, to such liabilities in such amounts as it may select, whether such liabilities be contingent, unmatured or otherwise, and whether any collateral security therefor is deemed adequate or not. The rights described herein shall be in addition to any collateral security described in any separate agreement executed by Borrower.

        14.20     Mutual Release. Upon full indefeasible payment and satisfaction of the Bank Debt and Notes and the other obligations contained in this Credit Agreement, the parties, including Borrower, the Administrative Agent, and each Syndication Party shall, except as provided in Article 11 hereof, and except those obligations which specifically provided herein to survive termination of this Credit Agreement, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt. [Signatures begin on next page.]

IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the date first above written.

BORROWER:

CHAMPPS OPERATING CORPORATION, a
corporation formed and existing under the laws
of the State of Delaware

By: /s/ Frederick J. Dreibholz
Name: Frederick J. Dreibholz
Title: CFO, Treasurer, and Assistant Secretary

ADMINISTRATIVE AGENT:

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Darren L. Lemkau
Name: Darren L. Lemkau
Title: Senior Vice President

SYNDICATION PARTIES:

LaSalle Bank National Association

By: /s/ Darren L. Lemkau
Name: Darren L. Lemkau
Title: Senior Vice President

Contact Name: Darren L. Lemkau
Title: Senior Vice President
Address: 370 Seventeenth Street Suite 3590, Denver, CO 80202
Phone No.: (303) 825-7571
Fax No.: (303) 825-7580
Individ. 3-Year Commit: $25,000,000.00
Payment Instructions: LaSalle Bank NA
ABA No.: 071000505
Acct. Name: LaSalle Bank NA
Account No.: 1378018-7300
Reference: Commercial Loans

TABLE OF CONTENTS

1.1
1.2
1.3
1.4
1.5
1.6
1.7
1.8
1.9
1.10
1.11
1.12
1.13
1.14
1.15
1.16
1.17
1.18
1.19
1.20
1.21
1.22
1.23
1.24
1.25
1.26
1.27
1.28
1.29
1.30
1.31
1.32
1.33
1.34
1.35
1.36
1.37
1.38
1.39
1.40
1.41
1.42
1.43
1.44
1.45
1.46
1.47
1.48
1.49
1.50
1.51
1.52
1.53
1.54
1.55
1.56
1.57
1.58
1.59
1.60
1.61
1.62
1.63
1.64
1.65
1.66
1.67
1.68
1.69
1.70
1.71
1.72
1.73
1.74
1.75
1.76
1.77
1.78
1.79
1.80
1.81
1.82
1.83
1.84
1.85

2.1
2.1.1
2.1.2
2.2
2.3
2.4
2.5
2.6
2.7
2.8
2.8.1
2.8.2

3.1
3.1.1
3.1.2
3.2
3.2.1
3.2.2
3.2.3
3.3
3.4

4.1
4.1.1
4.1.2
4.2
4.2.1
4.2.2
4.2.3
4.3
4.4
4.5
4.5.1
4.5.2
4.5.3
4.5.4
4.5.5
4.6

5.1
5.2
5.3
5.4
5.4.
5.4.
5.5
5.6
5.7
5.8

6.1
6.2

7.1
7.2
7.3
7.4
7.5
7.6
7.7
7.8
7.9
7.10
7.11
7.12
7.13
7.14
7.15
7.16
7.17
7.18
7.19
7.20
7.21
7.22
7.23
7.24
7.25
7.26

8.1
8.1.1
8.1.2
8.1.3
8.1.4
8.1.5
8.1.6
8.1.7
8.1.8
8.1.9
8.1.10
8.1.11
8.1.12
8.1.13
8.1.14
8.1.15
8.1.16
8.1.17
8.2
8.2.1
8.2.2

9.1
9.2
9.2.1
9.2.2
9.2.3
9.2.4
9.2.5
9.2.6
9.2.7
9.2.8
9.2.9
9.2.10
9.2.11
9.2.12
9.2.13
9.2.14
9.3
9.4
9.5
9.6
9.7
9.8
9.9
9.10
9.11
9.12
9.12.1
9.12.2
9.12.3
9.12.4
9.13

10.1
10.2
10.3
10.4
10.5
10.6
10.7
10.8
10.9
10.10
10.10.1
10.10.2
10.11
10.12
10.13

11.1
11.2

12.1
12.2
12.3

13.1
13.2
13.3
13.4
13.5
13.5.1
13.5.2
13.5.3
13.5.4
13.5.5
13.6
13.6.1
13.6.2
13.6.3
13.6.4
13.6.5
13.7
13.8
13.8.1
13.8.2
13.8.3
13.9
13.10
13.10.1
13.10.2
13.10.3
13.11
13.12
13.13
13.14
13.15
13.16
13.17
13.18
13.19
13.20
13.21
13.22
13.23
13.24
13.25
13.26
13.27
13.28
13.28.1
13.28.2
13.29
13.30
13.31

14.1
14.2
14.3
14.4
14.4.1
14.4.2
14.4.3
14.5
14.6
14.7
14.8
14.9
14.10
14.11
14.12
14.13
14.14
14.15
14.16
14.17
14.18
14.19
14.20

ARTICLE 1. DEFINED TERMS
Administrative Agent's Office
Advance Date
Affected Loans
Affiliate
Aggregate LC Commitment
Aggregate 3-Year Commitment
Applicable Lending Office
Bank Debt
Banking Day
Base Rate
Base Rate Margin
Borrower's Account
Borrower Benefit Plan
Borrower Pension Plan
Capital Expenditures
Capital Leases
Closing Date
Code
Committed 3-Year Advances
Commitment Fee
Compliance Certificate
Consolidated Entities
Control Agreement
Default Interest Rate
EBITDA
Environmental Laws
ERISA Affiliate
Fiscal Quarter .
Fiscal Year
Funding Share
GAAP
GE Indebtedness
Good Faith Contest
Governmental Authority
Guarantor
Guarantor Security Documents
Hazardous Substances
Hedging Agreements
Hedging Obligation
Indebtedness
Individual Outstanding 3-Year Obligations .
Individual Sharing Percentage
Individual 3-Year Commitment
Individual 3-Year Pro Rata Share
Individual 3-Year Lending Capacity
Intangible Assets
Interest Expense
Investment
Letter of Credit Bank
LIBO Rate
LIBOR Margin
Lien
Loan Documents
Loan Origination Fee
Lombard Restaurant
Long Term Debt
Master LC Agreement
Material Adverse Effect
Material Agreements
Measurement Period: means the immediately preceding twelve months
Multi-employer Plan
Notes
Operating Lease
Organization Documents
Person
Plan
Potential Default
Prohibited Transaction
Quarter
Real Property Interests
Reportable Event
Required Lenders
Responsible Person
Restricted Payments
Security Documents
Subordinated Debt
Subsidiary
Syndication Parties
Tangible Net Worth
3-Year Availability Period
3-Year Facility
3-Year Loan or Loans
3-Year Maturity Date
Total Funded Debt
Total Senior Debt
ARTICLE 2. 3-YEAR LOAN
3-Year Loan
Individual 3-Year Lending Capacity
Individual 3-Year Pro Rata Share
Borrowing Notice
Promissory Notes
Syndication Party Records
Use of Proceeds
Syndication Party Funding Failure
Increase of Aggregate 3-Year Commitment
Reduction of Aggregate 3-Year Commitment
Voluntary Reduction
Automatic Reduction
ARTICLE 3. LETTER OF CREDIT FACILITY
Letters of Credit
Request for Letter of Credit
Notification of the Administrative Agent
Issuance of Letters of Credit
Available Amount
Fees
Treatment of Draws
Cash Collateral Account
Conflict
ARTICLE 4. INTEREST AND FEES
Interest
Base Rate Option
LIBO Rate Option
Additional Provisions for LIBO Rate Loans
Limitation on LIBO Rate Loans
LIBO Rate Loan Unlawful
Treatment of Affected Loans
Default Interest Rate
Interest Calculation
Fees
Unused 3-Year Commitment Fee
Letter of Credit Fee
LC Issuance Fee
Administrative Agent Fee
Origination Fee
LIBOR Margin; Base Rate Margin; Commitment Fee
ARTICLE 5. PAYMENTS; FUNDING LOSSES
Principal Payments
Interest Payments
Application of Principal Payments
Manner of Payment
Payments to Be Free and Clear
Grossing-up of Payments
Voluntary Prepayments
Mandatory Prepayments
Funding Losses
Distribution of Principal and Interest Payments
ARTICLE 6. SECURITY
Borrower's Assets
Guaranty
ARTICLE 7. REPRESENTATIONS AND WARRANTIES
Organization, Good Standing, Etc.
Corporate Authority, Due Authorization
Litigation
No Violations
Binding Agreement
Compliance with Laws
State of Formation; Name; Principal Place of Business
Payment of Taxes
Licenses and Approvals
Employee Benefit Plans
Equity Investments
Title to Real and Personal Property
Financial Statements
Environmental Compliance
Fiscal Year
Material Agreements
Regulations U and X
Intellectual Property
No Default on Outstanding Judgments or Orders
No Default in Other Agreements
Governmental Regulation
Labor Matters and Labor Agreements
Borrower Operated Restaurants
Franchised Restaurants
Solvency
Disclosure
ARTICLE 8. CONDITIONS TO ADVANCES
Conditions to Closing
Loan Documents
Lien Searches; Financing Statements; Title Insurance; Survey
Approvals
Good Standing; Organizational Documents - Borrower
Good Standing; Organizational Documents - Guarantor
Evidence of Insurance
Lombard Restaurant Appraisal
Subordinated Debt
Appointment of Agent for Service
No Material Change
Fees and Expenses
Opinion of Counsel
Evidence of Corporate Action - Borrower
Evidence of Corporate Action - Guarantor
Compliance Certificate
Further Assurances
Payoff and Cancellation of Existing Refinance Debt
Conditions to Advance
Default
Representations and Warranties
ARTICLE 9. AFFIRMATIVE COVENANTS
Books and Records
Reports and Notices
Annual Financial Statements
Quarterly Financial Statements
Monthly Financial Statements
Notice of Default
ERISA Reports
Notice of Litigation
Notice of Material Adverse Effect
Notice of Environmental Proceedings
Regulatory and Other Notices
Adverse Action Regarding Required Licenses and Intellectual.Property
Opening and/or Closure of Restaurants
New or Terminated Franchise Restaurants
Annual Projections
Additional Information
Maintenance of Existence and Qualification
Compliance with Legal Requirements and Agreements
Compliance with Environmental Laws
Taxes
Insurance
Maintenance of Properties
Inspection
Required Licenses; Intellectual Property
ERISA
Financial Covenants
Fixed Charge Coverage Ratio
Total Funded Debt to EBITDA
Total Senior Debt to EBITDA
Minimum Tangible Net Worth
Payment of Existing Refinance Debt
ARTICLE 10. NEGATIVE COVENANTS
Borrowing
No Other Businesses
Liens
Sale of Assets
Liabilities of Others
Loans
Merger; Acquisitions; Business Form; Subsidiaries; Etc.
Investments
Transactions With Related Parties
Restricted Payments
Payments by Borrower
Payments by Parent
Change in Fiscal Year
ERISA
Opening Restaurants
ARTICLE 11. INDEMNIFICATION
General; Stamp Taxes; Intangibles Tax
Indemnification Relating to Hazardous Substances
ARTICLE 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES
Events of Default
No Advance
Rights and Remedies
ARTICLE 13. AGENCY AGREEMENT
Funding of Syndication Interest
Syndication Parties' Obligations to Remit Funds
Syndication Party's Failure to Remit Funds
Agency Appointment
Power and Authority of the Administrative Agent
Advice
Documents
Proceedings
Retain Professionals
Incidental Powers
Duties of the Administrative Agent
Possession of Documents
Distribute Payments
Loan Administration
Action Upon Default
Forwarding of Information
Indemnification as Condition to Action
Consent Required for Certain Actions
Unanimous
Required Lenders
Action Without Vote
Distribution of Principal and Interest
Distribution of Certain Amounts
Fees. To each Syndication Party
Funding Losses
Proceeds of Collateral
Possession of Loan Documents
Collateral Application
Amounts Required to be Returned
Reports and Information to Syndication Parties
Standard of Care
No Trust Relationship
Sharing of Costs and Expenses
Syndication Parties' Indemnification of the Administrative Agent
Books and Records
Administrative Agent Fee
The Administrative Agent's Resignation or Removal
Representations and Warranties of All Parties
Syndication Parties' Independent Credit Analysis
No Joint Venture or Partnership
Purchase for Own Account; Restrictions on Transfer; Participations
Replacement of Holdout Lender
Method of Making Payments
Events of Syndication Default/Remedies
Syndication Party Default
Remedies
Withholding Taxes
Amendments Concerning Agency Function
Further Assurances
ARTICLE 14. MISCELLANEOUS
Costs and Expenses
Service of Process and Consent to Jurisdiction
Jury Waiver
Notices
Borrower
Administrative Agent
Syndication Parties
Liability of Administrative Agent
Successors and Assigns
Severability
Entire Agreement
Applicable Law
Captions
Complete Agreement; Amendments
Additional Costs of Maintaining Loan
Capital Requirements
Replacement Notes
Replacement of Syndication Party
Liberal Construction
Counterparts
Confidentiality
Set-Off
Mutual Release
1
1
1
1
1
1
1
1
2
2
2
2
2
2
2
2
3
3
3
3
3
3
3
3
3
3
3
4
4
4
4
4
4
4
4
4
5
5
5
5
5
5
5
6
6
6
6
6
6
6
7
7
7
7
7
7
7
7
7
7
7
8
8
8
8
8
8
8
8
8
8
8
8
9
9
9
9
9
9
10
10
10
10
10
10
10
12
12
12
12
12
13
13
13
13
14
14
14
14
14
14
15
15
15
15
15
15
15
16
16
16
16
16
17
17
18
18
18
19
19
19
19
19
19
19
20
20
20
21
21
21
21
22
22
23
23
23
23
23
24
24
24
25
25
25
25
25
25
26
26
26
26
26
27
27
27
27
28
28
28
28
29
29
29
29
29
30
30
30
30
30
31
31
31
31
32
32
32
32
32
32
32
32
33
33
33
33
33
33
34
34
34
34
34
35
35
35
35
36
36
36
36
36
36
36
37
37
37
37
37
38
38
38
39
39
39
39
39
39
39
39
40
40
40
40
41
42
42
42
42
43
43
43
43
44
44
44
45
45
46
47
47
48
48
48
48
49
49
50
51
51
51
51
51
51
51
51
51
52
52
53
53
53
53
54
54
54
55
55
55
55
55
55
56
56
57
57
57
58
58
58
58
59
59
60
60
61
61
62
62
62
62
63
63
63
63
64
64
65
65
65
65
65
65
66
66
66
66
66
67
67
68
68
69
69
69
70
70

EXHIBITS AND SCHEDULES
Exhibit 1.21	Compliance Certificate
Exhibit 1.55	Material Agreements List
Exhibit 1.70	Real Property Interests
Exhibit 1.77	Borrower's Subsidiaries
Exhibit 2.2	3-Year Borrowing Notice Form
Exhibit 2.3	3-Year Note Form
Exhibit 2.5	Existing Refinance Debt
Exhibit 7.3	Employee Benefit Plans
Exhibit 7.18	Intellectual Property
Exhibit 7.22	Labor Matters and Labor Agreements
Exhibit 7.23	Existing Borrower Restaurants
Exhibit 7.24	Existing Franchise Restaurants
Exhibit 9.2.3	Form of Monthly Financial Report
Exhibit 10.3	Existing Investments
Exhibit 13.25	Syndication Acquisition Agreement
Exhibit 13.27	Wire Instructions
Schedule 1	Syndication Parties and Individual 3-Year Commitments